Exhibit 10.1 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL Execution Copy COLLABORATIVE RESEARCH AND LICENSE AGREEMENT between WARNER CHILCOTT COMPANY, INC. and PARATEK PHARMACEUTICALS, INC. July 2, 2007

-i- TABLE OF CONTENTS Article 1 : DEFINITIONS .............................................................................................................. 1 Article 2 : GOVERNANCE .......................................................................................................... 12 Article 3 : DEVELOPMENT; BACKUP COMPOUND RESEARCH PROGRAM ................... 14 Article 4 : COMMERCIALIZATION OF PRODUCTS .............................................................. 19 Article 5 : CONSIDERATION AND FUNDING ........................................................................ 20 Article 6 : TREATMENT OF CONFIDENTIAL INFORMATION; PUBLICITY; NON- SOLICITATION ........................................................................................................................... 22 Article 7 : EXCLUSIVITY; LICENSE GRANTS; ROYALTIES ............................................... 24 Article 8 : INTELLECTUAL PROPERTY RIGHTS ................................................................... 28 Article 9 : FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS ............. 29 Article 10 : TERMINATION........................................................................................................ 33 Article 11 : REPRESENTATIONS AND WARRANTIES ......................................................... 39 Article 12 : INDEMNIFICATION ............................................................................................... 40 Article 13 : DISPUTE RESOLUTION ......................................................................................... 43 Article 14 : MISCELLANEOUS .................................................................................................. 44 List of Exhibits and Schedules Exhibit A Development Plan Exhibit B Tufts License Agreement Schedule 1 Lead Candidate List Schedule 2 Backup Compound List Schedule 3 Joint Press Release

COLLABORATIVE RESEARCH AND LICENSE AGREEMENT This Collaborative Research and License Agreement (this “Agreement”) is made and entered into as of July 2, 2007 (the “Effective Date”) between Paratek Pharmaceuticals, Inc., a Delaware corporation with offices at 75 Kneeland Street, Boston, MA 02111 (“Paratek”), and Warner Chilcott Company, Inc., a corporation organized and existing under the laws of Puerto Rico with offices at Union Street, Road 195 Km 1.1, Fajardo, PR 00738 (“WCCI”). Each of WCCI and Paratek is sometimes referred to individually herein as a “Party” and WCCI and Paratek are sometimes collectively referred to herein as the “Parties.” WITNESSETH: WHEREAS, Paratek has developed expertise in the design, synthesis and characterization of novel and improved classes of tetracycline derived compounds for use as human pharmaceuticals and owns or otherwise controls certain technology related thereto; WHEREAS, WCCI has developed expertise in the development and commercialization of human pharmaceuticals and is engaged in the development and commercialization of pharmaceutical compounds for the treatment, prevention, and diagnosis of acne vulgaris and rosacea; and WHEREAS, both Parties desire to enter into a development program with the objective of having WCCI develop and commercialize tetracycline derived compounds for the treatment of acne vulgaris and rosacea. NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows: ARTICLE 1 : DEFINITIONS Whenever used in this Agreement with an initial capital letter, the terms defined in this Article 1 shall have the meanings specified. 1.1 “Adverse Event” means any serious untoward medical occurrence in a patient or subject who is administered a Lead Candidate or Product, but only if and to the extent that such serious untoward medical occurrence is required under Applicable Law, rules or regulations to be reported to the FDA or any other Regulatory Authority. 1.2 “Affiliate” means any corporation, firm, partnership or other entity, which directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement. For purposes of this definition, “control” means ownership, directly or through one or more Affiliates, of (a) fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or (b) fifty percent (50%) or more of the equity interests in the case of any other type of legal entity or status as a general partner in any partnership, or (c) any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.

1.3 “Alliance Manager” means the person appointed by each Party to serve as such Party’s principal coordinator and liaison for the conduct of the Backup Compound Research Programs and the Development of Lead Candidates and Products. The Alliance Manager appointed by WCCI is referred to as the “WCCI Alliance Manager,” and the Alliance Manager appointed by Paratek is referred to as the “Paratek Alliance Manager.” 1.4 “Annual Net Sales” means the aggregate Net Sales during a particular Calendar Year. 1.5 “Applicable Law” means all Federal, state, local national and supra-national laws, statutes, rules and regulations, including any rules, regulations, guidelines or requirements of Regulatory Authorities, national securities exchanges or securities listing organizations that may be in effect from time to time during the term and applicable to a particular activity hereunder. 1.6 “Backup Compounds” means the Paratek Compounds that are listed on the Backup Compound List attached hereto as Schedule 2, as amended from time to time. 1.7 “Backup Compound Research Plan” means the written plan describing the research activities to be carried out by each Party during each Contract Year during the Backup Compound Research Program Term in conducting the Backup Compound Research Program pursuant to this Agreement, as such written plan may be amended, modified or updated. Each Backup Compound Research Plan shall be prepared by, or at the direction of, the Alliance Managers and approved by the JSC as soon as practicable after WCCI determines to conduct research on, or to identify, any Backup Compound pursuant to Section 3.5 and shall be attached to the minutes of the meeting of the JSC at which such plan was approved by the JSC. 1.8 “Backup Compound Research Program” means the collaborative research program conducted by Paratek and WCCI for the purpose of identifying or further researching or developing Backup Compounds pursuant to Article 3 of this Agreement and reflected in the Backup Compound Research Plans. 1.9 “Backup Compound Research Program Term” means the date of approval by the JSC of a Backup Compound Research Plan and shall continue for such period as the Parties shall mutually agree in the Backup Compound Research Plan, subject to earlier termination upon termination or expiration of this Agreement pursuant to Article 10 hereof. 1.10 “Calendar Quarter” means the period beginning on the Effective Date and ending on the last day of the calendar quarter in which the Effective Date falls, and thereafter each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31. 1.11 “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31. 1.12 “Clinical Trials” means, collectively, any Phase I Clinical Trial, Phase II Clinical Trial, and/or Phase III Clinical Trial.

1.13 “Clinical Trial Data” means all data, results and information produced in the conduct by or on behalf of WCCI of any Clinical Trials. 1.14 “Commercialization” or “Commercialize” means, with respect to a Product, any and all activities directed to the pre-marketing, marketing, detailing, promotion, distribution and sale of such Product after the date of filing of an NDA with respect to such Product. When used as a verb, “Commercializing” means to engage in Commercialization and “Commercialized” shall have a corresponding meaning. 1.15 “Commercially Reasonable Efforts” or “Commercially Reasonable” means the efforts and resources comparable to those undertaken by [***], as applicable, [***] of similar products that are not subject to this Agreement, taking into account the [***]. 1.16 Commercially Reasonable Justification” means, with respect to WCCI’s obligations to use Commercially Reasonable Efforts, the [***]or [***]of (a) [***] (such as a [***], or [***], by [***]) that could be [***] to [***] and [***] and/or [***]; (b) [***]; (c) [***]; (d) [***] with respect to the [***] (including, without limitation, a [***]) that is [***]; or (e) [***] with respect to [***]. 1.17 “Commercialization Regulatory Approval” means, with respect to any Product, the Regulatory Approval required by Applicable Laws in the Territory to sell such Product for use in the Field in such Territory. “Commercialization Regulatory Approval” shall include, without limitation, the approval of any NDA, sNDA or other Drug Approval Application. 1.18 “Confidential Information” means (a) with respect to Paratek, all tangible embodiments of Paratek Technology, (b) with respect to WCCI, all tangible embodiments of WCCI Technology and (c) with respect to each Party, (i) all tangible embodiments of Joint Technology and (ii) with respect to a Party (the “receiving Party”), all information and Technology which are disclosed by the other Party or any of its Affiliates (the “disclosing Party”) to the receiving Party hereunder or to any of its employees, consultants, Affiliates or sublicensees, whether orally, visually, in writing or by way of any other media, that if disclosed in tangible form is marked “confidential,” or if disclosure is not in tangible form, the disclosing Party has notified the receiving Party at the time of disclosure that such disclosure is confidential and summarized such disclosure in writing, marking the summary “confidential” and submitting it to the receiving Party (or, if applicable, to such of the receiving Party’s Affiliates or sublicensees to whom disclosure has been made) within thirty (30) days of the disclosure; provided, however, that the term “Confidential Information” shall not mean or include any such Technology or information, or any portion thereof, that (A) as of the date of productions development or disclosure is known to the receiving Party, its Affiliates or sublicensees, as demonstrated by credible written documentation, other than by virtue of a prior confidential disclosure by the disclosing Party to such receiving Party or any of its Affiliates or sublicensees; (B) as of the date disclosure is in, or subsequently enters, the public domain, through no fault or omission of the receiving Party or any of its Affiliates or sublicensees; (C) is obtained from a Third Party having a lawful right to make such disclosure free from any obligation of confidentiality to the disclosing Party; or (D) is independently developed by or for the receiving Party, its Affiliates or its sublicensees without reference to or reliance upon any Confidential Information of the disclosing Party as demonstrated by credible written documentation. For purposes of clarity, any technical or financial information of a disclosing Party disclosed at any meeting of the JSC, or disclosed through an audit report shalt constitute Confidential Information of such disclosing Party. 1.19 “Contract Year” means the period beginning on the Effective Date and ending on the first anniversary thereof, and each succeeding twelve (12) month period thereafter. 1.20 “Control” or “Controlled” means (a) with respect to Technology (other than Proprietary Materials) and/or Patent Rights, the possession by a Party or any of its Affiliates of the ability to grant a license or sublicense of such Technology and/or Patent Rights as provided herein without violating the terms of any legally binding agreement between such Party or any of its Affiliates and, any Third Party, and (h) with respect to Proprietary Materials, the possession by a Party or any of its Affiliates of the ability to supply such Proprietary Materials to the other Party as provided herein without violating the terms of any legally binding agreement between such Party or any of its Affiliates and, any Third Party. 1.21 “Derived” means obtained, developed, created, synthesized, designed, derived or resulting from, based upon, containing, incorporating or otherwise generated from (whether directly or indirectly, or in whole or in part). 1.22 “Development” or “Develop” means, with respect to a Lead Candidate and/or Product, all clinical and other activities set forth in the applicable Development Plan undertaken to obtain Regulatory Approval of such Lead Candidate and/or Product in the Territory in accordance with this Agreement. When used as a verb, “Developing” means to engage in Development and “Developed” shall have a corresponding meaning. 1.23 “Development Plan” means the written plan describing the Development activities to be carried out during each Contract Year with respect to the Lead Candidates as such written plan may be amended, modified or updated. The initial Development Plan, which will describe the Development activities to be carried out during the first Contract Year is attached hereto as Exhibit A. Each amendment and/or update to the Development Plan shall be set forth in a written document prepared by, or at the direction of, the Alliance Managers and approved by the JSC, shall specifically state that it is an amendment, modification or update to the Development Plan and shall be attached to the minutes of the meeting of the JSC at which such amendment, modification or update was approved by the JSC. Without limiting the nature or frequency of any other amendments, modifications or updates of the Development Plan that may be approved by the JSC, the Development Plan shall be updated at least once prior to the end of each Contract Year to describe the Development activities to be carried out during the next Contract Year in conducting the Development pursuant to this Agreement. 1.24 “Development Timelines” means the written schedule of the Development activities to be performed and the Development milestones to be achieved, for each Lead Candidate by WCCI during each Contract Year during the Term. The initial Development Timelines applicable to the Lead Candidates until an IND is filed with respect to a Product shall be included as part of the initial Development Plan to be attached hereto as Exhibit A. Any amendment and/or update to the Development Timelines shall be set forth in a written document prepared by, or at the direction of, the Alliance Managers and approved by the JSC and shall be attached to the minutes of the meeting of the JSC at which such amendment, modification or update is approved by the JSC. For purposes of clarity, the term Development Timelines shall include, collectively, the Phase II Development Timelines, the NDA Development. Timelines and the Launch Development Timelines. 1.25 “Drug Approval Application” means any application for Regulatory Approval required before commercial sale or use of a Product as a drug or to treat a particular indication in a regulatory jurisdiction in the Territory, including without limitation: (a) an NDA and any counterpart of an NDA in the Territory; and (b) all supplements and amendments that may be filed- with respect to the foregoing. 1.26 “Effective Date” means the date set forth in the preamble of this Agreement. 1.27 “Excluded Indications” means any self-limited or other infectious conditions other than acne vulgaris and rosacea, including without limitation impetigo, uncomplicated and complicated skin and skin structure infections and other non-infectious inflammatory skin conditions. 1.28 “Executive Officers” means the Chief Executive Officer of WCCI (or an executive officer of WCCI. designated by such Chief Executive Officer) and the Chief Executive Officer of Paratek (or an executive officer of Paratek designated by such Chief Executive Officer). 1.29 “External Preclinical Activity Costs” means the costs or expenditures incurred by Paratek (or for its account by an Affiliate) in connection with the engagement by Paratek or such Affiliate of any Third Party Laboratory to conduct any Development activities. 1.30 “FDA” means the United States Food and Drug Administration or any successor regulatory agency. 1.31 “FDCA” means the United States Federal Food, Drug and Cosmetic Act, as amended. 1.32 “Field” means the treatment of acne vulgaris and rosacea. For purposes of clarity, the Field shall not include any Excluded Indications. 1.33 “First Commercial Sale” means, with respect to any given Product, the date of the first commercial transfer or disposition for value to a Third Party of such Product by WCCI, an Affiliate of WCCI or a Sublicensee. 1.34 “Force Majeure” means any occurrence beyond the reasonable control of a Party that (a) prevents or substantially interferes with the performance by such Party or such Party’s Affiliates of any of its obligations hereunder, and (b) occurs by reason of any act of God, flood, fire, explosion, earthquake, strike, lockout, labor dispute, casualty or accident, or war, revolution, civil commotion, act of terrorism, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government. 1.35 “Full-Time Equivalent” or “FTE” means the equivalent of the work of a full- time scientist based upon a total of 1,880 hours per year of scientific work. For purposes of clarity, the portion of an FTE year devoted by a scientist to Development activities shall be determined by dividing: (a) the number of hours during any twelve-month period devoted by such employee to the Development activities by (b) 1,880. 1.36 “FTE Rate” means [***] US Dollars (US $[***]) per year, subject to increase no more than once annually by the percentage increase, if any, in the Consumer Price Index for all Urban Consumers, as published by the U.S. Department of Labor, Bureau of Statistics. 1.37 “GLP” means current good laboratory practice standards promulgated or endorsed by the FDA, including those procedures expressed or implied in the Regulatory Filings made with respect to a Product with the FDA. 1.38 “GIVIP” means current good manufacturing practices under Title 21 of the United States Code of Federal Regulations, as amended from time to time. 1.39 “ICH Guidelines” means the applicable guidelines of the International Conference on Harmonization of Technical Requirements for the Registration of Pharmaceuticals for Human Use. 1.40 “IND” means an Investigational New Drug Application (as defined in the FDA, and the regulations promulgated thereunder) that is required to be filed with the FDA before beginning clinical testing of a Product in human subjects, or any successor application or procedure. 1.41 “Initiation” means, with respect to any clinical trial, the first date that a human subject is dosed in such clinical trial. 1.42 “Joint Patent Rights” means Patent Rights that contain one or more claims that cover Joint Technology. 1.43 “Joint Technology” means any Program Invention that is (a) conceived or first reduced to practice jointly by or on behalf of both WCCI (or any of its Affiliates) and Paratek (or any of its Affiliates) or (b) conceived or first reduced to practice by or on behalf of one Party or any of its Affiliates as a result of its use in any material respect of the Technology of the other Party or any of its Affiliates. 1.44 “Lead Candidate” means up to ten (10) Paratek Compounds that are listed on the Lead Candidate List attached hereto as Schedule 1, as amended from time to time. 1.45 “Licensed Patent Rights” means any Paratek Patent Rights or Joint Patent Rights that (a) contain one or more claims that cover any Backup Compound, Lead Candidate or Product or (b) are necessary or useful for WCCI to exercise the licenses granted to it pursuant to Sections 7.2.1. 1.46 “Licensed Technology” means any Paratek Technology that (a) relates to any Backup Compound, Lead Candidate or Product and (b) is necessary or useful for WCCI to exercise the licenses granted to it pursuant to Sections 7.2.1.

1.47 “NDA” means a New Drug Application, as defined in the FDCA and applicable regulations promulgated thereunder. 1.48 “Net Sales” means the gross amount billed by WCCI or its Affiliates or Sublicensees to Third Parties in the Territory for sales of each Product during the period in which royalties are payable hereunder less the following deductions from such gross amounts to the extent actually applied or taken: (a) [***]; (b) [***]; (c) [***]; (d) [***]; (e) [***] and (f) [***]. In addition, Net Sales hereunder are subject to the following: (a) In the case of any sale or other disposal of a Product by WCCI or any of its Affiliates to any WCCI Affiliate or Sublicensee for resale, the Net Sales shall be calculated as above on the value charged or invoiced on the first arm’s length sale to a Third Party who is not an Affiliate or Sublicensee. For purposes of clarification, amounts received by WCCI and its Affiliates for the sale of Products among WCCI and its Affiliates and Sublicensees for resale shall not be included in the computation of Net Sales hereunder. (b) In the event of a sublicense as to any Products, Net Sales will be calculated with respect to sales of Products by the Sublicensee, except for sales by a Sublicensee to another Sublicensee for resale. For purposes of clarification, amounts received by WCCI and its Affiliates and Sublicensees for the sale of Products among WCCI and its Affiliates and Sublicensees for resale shall not be included in the computation of Net. Sales hereunder. (c) Use of Products in clinical or pre-clinical trials or other research or development activities or disposal of Products for purposes of a commercially reasonable sampling program shall not give rise to any deemed sale for purposes of this definition. (d) In the event that a Product is sold as a component of a combination or bundled product that consists of Product together with another therapeutically active product for the same indication, then Net Sales shall be determined by multiplying the Net Sales of the combination or bundled product by the fraction A/(A+B) where A equals the average selling price of such Product sold separately in finished form and B equals the aggregate average selling price of the relevant other product(s) sold separately in finished form, in each case during the same royalty reporting period and in similar volumes. In the event that no separate sale of either Product or the relevant other product is made during the applicable royalty reporting period in similar volumes and in the relevant country in which the sale of the combination or bundled product was made, then Net Sales shall be determined by multiplying the Net Sales of the combination or bundled product by a fraction (C/(C+D)), where C equals the fair market value of Product and D equals the fair market value of the relevant other product(s), in each case determined by good faith negotiation of the Parties. If the Parties cannot agree on such fair market value, the matter will be resolved in accordance with Article 13. If the relevant other product is sold separately in finished form and Product is not, then Net Sales shall be determined by multiplying the Net Sales of the combination or bundled product by the fraction (E – B)/E, where E equals the average selling price of the combination or bundled product in the Territory. (e) If WCCI or its Affiliates or Sublicensees effect a sale or other disposal of a Product to a customer in the Territory other than in an arm’s length transaction (except as may be otherwise set forth in clauses (a) through (d) above), the Net Sales of that Product shall be deemed to be “the fair market value” of such Product (i.e., the value that would have been derived had said Product been sold as a separate product to a similar customer in the Territory in an arm’s length transaction at the time of such transaction). 1.49 “Paratek Background Technology” means any Technology that is useful in the Field and that is Controlled by Paratek as of the Effective Date and/or during the Term, including any such Technology that is conceived or first reduced to practice during the Term by employees of, or consultants to, Paratek without the use in any material respect of any WCCI Technology, WCCI Program Technology or Joint Technology. 1.50 “Paratek Competitive Compound” means any Paratek Compound (including any Abandoned Compound) (a) that Paratek develops or commercializes itself for use in the Field and/or (b) to which Paratek grants any Third Party the right to develop or commercialize for use in the Field. For purposes of clarity, any Paratek Compound that is developed or commercialized by Paratek or any Third Party for rosacea pursuant to Section 3.7 shall not be deemed to be a Paratek Competitive Compound for purposes of this Agreement. 1.51 “Paratek Compound” means any Tetracycline Compound that is Controlled by Paratek or any of its Affiliates at any time during the Term. 1.52 “Paratek Internal Costs” means the aggregate costs incurred by Paratek in connection with its performance of (a) its tasks and obligations set forth in the Backup Compound Research Plan and/or (b) any Development activities. For purposes of clarity, Paratek Internal Costs (a) shall be determined by Paratek on an FTE basis and (b) shall not include any External Preclinical Activity Costs. 1.53 “Paratek Patent Rights” means any Patent Rights that contain one or more claims that cover Paratek Technology. 1.54 “Paratek Program Technology” means any Program Invention conceived or first reduced to practice by employees, contractors or consultants of Paratek or any of its Affiliates, alone or jointly with Third Parties, without the use in any material respect of any WCCI Technology or Joint Technology. 1.55 “Paratek Technology” means, collectively, Paratek Background Technology and Paratek Program Technology. 1.56 “Paratek Total Cost” means the sum of the External Preclinical Activity Costs and the Paratek Internal Costs. 1.57 “Party” means Paratek or WCCI. 1.58 “Patent Rights” means the rights and interests in and to issued patents and pending patent applications (which for purposes of this Agreement shall be deemed to include certificates of invention, applications for certificates of invention and priority rights) in the Territory, including all provisional applications, substitutions, continuations, continuations-in- part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof.

1.59 “Phase I Clinical Trial” means a human clinical trial in any country which provides for the introduction into humans of a Lead Candidate or Product with the purpose of determining human toxicity, metabolism, absorption, elimination and other pharmacological action as more fully defined in 21 C.F.R. 312.21(a). 1.60 “Phase II Clinical Trial” means a human clinical trial in any country that is intended to initially evaluate the effectiveness of a Lead Candidate or Product for a particular indication or indications in patients with the disease or indication under study, as more fully defined in 21 C.F.R. 312.21(b), and to establish an appropriate dose for use in a Phase III Clinical Trial. 1.61 “Phase III Clinical Trial” means a pivotal human clinical trial in the Territory the results of which could be used to establish safety and efficacy of a Lead Candidate or Product as a basis for an NDA submitted to an applicable Regulatory Authority, as more fully defined in 21 C.F.R. 312.21(c). 1.62 “Product” means any pharmaceutical composition, compound or product that consists of, incorporates, is comprised of, or is otherwise Derived from, a Lead Candidate for use in the Field, including different salts, formulations, combinations, other presentations or Pharmaceutical Alternatives (as defined in the 22nd edition of Approved Drug Products with Therapeutic Equivalence Evaluations issued by the United States Department of Health and Human Services). For purposes of clarity, the term “Derived from” for purposes of this definition shall not refer to any compound that (a) is generated from any Tetracycline Compound that is not a Lead Candidate; (b) is being developed for any use outside of the Field; and/or (c) constitutes a new compound with a different chemical structure. 1.63 “Product Trademark” means any trademark and trade name, whether or not registered, and any trademark application, renewal, extension or modification thereto used for Products in the Territory, together with all goodwill associated therewith. 1.64 “Program Invention” means any Technology (including, without limitation, any new and useful process, method of manufacture or composition of matter) that is conceived or first reduced to practice (actively or constructively) in the conduct of the Backup Compound Research Program or in connection with the Development of any Lead Candidate or Product. 1.65 “Proprietary Materials” means any tangible chemical, biological or physical research materials (including, without limitation, molecules, compounds and other chemical compositions) that are furnished by or on behalf of one Party or any of such Party’s Affiliates to the other Party or any of such other Party’s Affiliates in connection with this Agreement, regardless of whether such materials are specifically designated as proprietary by the transferring Party. 1.66 “Regulatory Approval” means any approval, product and establishment license, registration or authorization of any Regulatory Authority necessary for the manufacture, use, importation, export, reimbursement, marketing, promotion and sale by WCCI of a Product in the Territory. “Regulatory Approval” shall include, without limitation, approval of any NDA or any other Drug Approval Application.

1.67 “Regulatory Authority” means the FDA or any counterpart of the FDA outside the United States, or other national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in the Territory with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, reimbursement, or clinical testing and/or sale of a Product. 1.68 “Regulatory Filings” means, collectively, any and all INDs, establishment license applications and drug master files, Drug Approval Applications, applications for designation of a Product as an “Orphan Product(s)” under the Orphan Drug Act or any other similar filings (including any comparable foreign filings), and all data contained therein, as may be required by any Regulatory Authority for the Development, manufacture or Commercialization of a Product. 1.69 “Sublicensee” means any Third Party to which WCCI, any WCCI Affiliate or any other Third Party grants a sublicense of some or all of the rights granted to WCCI under Section 7.2.1 hereof in accordance with Section 7.2.2 hereof. 1.70 “Technology” means and includes all inventions, discoveries, improvements, trade secrets, works of authorship, and proprietary methods and materials (including, without limitation, Proprietary Materials), whether or not patentable or otherwise protectable under copyright, trade secrecy of similar laws, including but not limited to (a) samples of, methods of production or use of, and structural and functional information pertaining to, chemical compounds, proteins or other biological substances and (b) data, designs, formulations, techniques and know-how (including any negative results). 1.71 “Territory” means the United States and its territories and possessions. 1.72 “Tetracycline Compound” means a [***] or [***] that consists of, incorporates, is comprised of, or is otherwise derived from any [***] (such as, but not limited to, [***] and [***]), including (a) [***]; (b) [***] in which one or several [***] have been replaced by [***], such as (but not limited to) [***], and [***] or any [***] of such [***]; (c) [***] in which one or several [***] have been chemically opened and/or removed producing [***], or [***] with or without functional or reactive chemical groups; and (d) [***] or structures in which one or several suitable [***] have been used to [***], which can be either [***] to the [***] to form a [***], or directly attached to the [***] via a [***]. For purposes of this definition, a [***] or [***] shall be deemed to be derived from a [***] if (i) the person deriving such [***] or [***] has actual knowledge that such [***] or [***] has been derived from a [***] or (ii) an analysis of the [***] of such [***] or [***] by any person that is reasonably skilled in the art would lead such person to conclude that such [***] or [***] has been derived from a [***] or [***] or [***] ([***] to [***]). 1.73 “Third Party” means any person or entity other than WCCI and Paratek and their respective Affiliates. 1.74 “Third Party Laboratory” means any Third Party contract research organization and/or laboratory engaged by a Party to provide Development activities. 1.75 “Tufts IP Infringement” means an Infringement of Patent Rights in the Field of Use as the terms “Patent Rights” and “Field of Use” are defined in the Tufts License Agreement.

1.76 “Tufts License Agreement” means the license agreement dated as of February 7, 1997, as amended, by and between Paratek and the Trustees of Tufts, a copy of which is attached hereto as Exhibit B, as the same may be amended from time to time in accordance with the provisions of Section 7.4. 1.77 “Valid Claim” means a claim in an issued, unexpired patent within the Paratek Patent Rights or Joint Patent Rights that (a) has not been finally cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction, (b) has not been revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (c) has not been rendered unenforceable through disclaimer or otherwise, and (d) is not lost through an interference proceeding. 1.78 “WCCI Background Technology” means any Technology that is useful in the Field and that is Controlled by WCCI as of the Effective Date and/or during the Term, including any such Technology that is conceived or first reduced to practice during the Term by employees of, or consultants to, WCCI without the use in any material respect of any Paratek Technology, Licensed Technology or Joint Technology. 1.79 “WCCI Patent Rights” means any Patent Rights that contain one or more claims that cover WCCI Technology. 1.80 “WCCI Program Technology” means (a) any Program Invention conceived or first reduced to practice by employees, contractors or consultants of WCCI or any of its Affiliates, alone or jointly with Third Parties, without the use in any material respect of any Paratek Technology or Joint Technology and (b) any Clinical Trial Data. 1.81 “WCCI Technology” means, collectively, WCCI Background Technology and WCCI Program Technology. Additional Definitions. In addition, each of the following definitions shall have the respective meanings set forth in the section of this Agreement indicated below: Definition Section AAA 13.1.2 Abandoned Compound 3.6.1 Acquiror 14.9 Additional Compound 3.6.2 Additional Compound Notification 3.6.2 Chair 2.2 Code 7.2.4 Diligence Failure Notice 3.9.3(a) Discontinued Product 5.3.1 Filing Party 9.1.2 Generic Product 7.5.3 Infringement 9.2.1(a) Infringement Notice 9.2.1(a) Indemnified Party 12.3

Indemnifying Party 12.3 IND Milestone Date 2.2 JSC 2.1 Launch Development Timelines 2.2 Licensed Product 12.8.1 Losses 12.1 NDA Development Timelines 2.2 Paratek Diligence Obligation 3.9.1 Paratek Indemnities 12.2 Patent Coordinator(s) 8.3 Phase II Development Timelines 2.2 Recipient Party 3.11 Rosacea Option Notice 3.7 Royalty Term 7.5.3 Term 10.1 Termination Event 10.2.2 Transferring Party 3.11 Tufts 7.3 WCCI Diligence Failure 3.9.3(a) WCCI Indemnities 12.1 ARTICLE 2 : GOVERNANCE 2.1. Establishment and Function of JSC. Paratek and WCCI shall establish a Joint Steering Committee (the “JSC”) to plan, administer and monitor the Backup Compound Research Program and the Development. The JSC shall approve all Backup Compound Research Plans and Development Plans, review and monitor the progress of the Backup Compound Research Program and the Development, and recommend necessary adjustments to the Backup Compound Research Program and the Development as the research and/or Development activities thereunder take place. 2.2. Composition; Responsibilities. The JSC will be comprised of three (3) representatives of Paratek and three (3) representatives of WCCI and will continue in effect throughout the Term. Each Party will designate its JSC representatives within thirty (30) days of the Effective Date and shall have the right to replace any of its JSC representatives from time to time by giving prior notice of such replacement to the other Party. The JSC will be chaired by one of the WCCI designated representatives during the Term (the “Chair”). During the period commencing on the Effective Date and continuing until the payment by WCCI of the milestone payment associated with the filing of an IND with respect to a Product pursuant to Section 5.3.1 (the “IND Milestone Date”), the JSC will (a) meet at least four (4) times per Calendar Year and (b) be responsible for (i) reviewing the efforts of the Parties in the conduct of the Backup Compound Research Program, if any, and the Development activities, (ii) reviewing and approving the Backup Compound Research Plans, if any, the Development Plan and/or any amendments, modifications and updates to any such Backup Compound Research Plan and Development Plan, (iii) addressing such other matters as either Party may bring before the JSC, (iv) determining the Development Timelines applicable to the Development of any Lead Candidate during the period from (A) the IND Milestone Date with respect to such Lead Candidate or Product to the completion of Phase II Clinical Trials with respect to such Lead Candidate or Product (the “Phase II

Development Timelines”), (B) the Initiation of Phase III Clinical Trials with respect to such Lead Candidate or Product to the filing of an NDA with respect to such Lead Candidate or Product (the “NDA Development Timelines”) and (C) the filing of an NDA with respect to such Lead Candidate or Product to the First Commercial Sale of a Product Derived from such Lead Candidate or Product (the “Launch Development Timelines”) and (v) performing such other tasks and undertaking such other responsibilities as may be set forth in this Agreement, including, without limitation, the responsibilities set forth in Article 3 hereof. The JSC shall determine the Phase II Development Timelines, the NDA Development Timelines and the Launch Development Timelines promptly upon the substantial completion of the material Development activity specified in the immediately preceding Development Timeline. Following the IND Milestone Date (a) at Paratek’s request, which shall not be made more frequently than twice per Calendar Year, the JSC will meet for the sole purpose of serving as a forum for WCCI to update Paratek as to clinical Development and Commercialization progress with respect to Lead Candidates and Products, (b) each Party may continue to exercise its right under this Section 2.2 to replace its JSC representatives from time to time by giving prior notice of such replacement to the other Party and (c) each Party may continue to exercise its right under Section 2.3.2 hereof to have representatives of such Party or of its Affiliates who are not members of the JSC attend JSC meetings as observers at the invitation of such Party with the approval of the other Party, which shall not be unreasonably withheld. At each such meeting of the JSC after the IND Milestone Date, the representatives of WCCI on the JSC shall provide an update to the JSC as to WCCI’s general strategy for the Development and Commercialization of each Product in the Field, including, without limitation, to the extent applicable, (i) an update to each Development Plan concerning the applicable Development Timelines for the Development of each Lead Candidate and Product and Regulatory Filings with respect thereto in the Field in the Territory, (ii) an update concerning the anticipated timelines on a region-by region basis for the commercial launch of each Product and (iii) sales forecast guidance for each Product in the Field in the Territory. If there is a material change in such timelines or guidance after any such meeting, WCCI will promptly notify Paratek thereof. 2.3. Meetings. 2.3.1. Schedule of Meetings. Within sixty (60) days of the Effective Date, the JSC shall meet and shall establish a schedule of times for meetings, taking into account, without limitation, the planning needs of the Development and the obligations of the JSC to consult and/or render decisions on matters before it. Meetings shall also be convened upon the determination of any JSC representative, by written notice thereof to the remaining representatives of the JSC, that a meeting of the JSC is required to discuss and/or resolve any matter or matters with respect to the Backup Compound Research Program and/or the Development. In any event, prior to the IND Milestone Date, any Paratek representative to the JSC may call a meeting of the JSC not more than once each Calendar Quarter and after the IND Milestone Date, may call a meeting not more than twice per Calendar Year. Meetings shall be held at the offices of WCCI or another mutually agreed upon location; provided, however, that the Parties may mutually agree to meet by teleconference or video conference or may act by a written memorandum signed by each JSC representative or its designee. 2.3.2. Quorum; Voting; Decisions. At each JSC meeting, at least two (2) members designated by each Party shall constitute a quorum. Each JSC member shall have one vote on all matters before the JSC; provided, that, the member or members of each Party present at a JSC meeting shall have the authority to cast the votes of any of such Party’s members on the JSC who are absent from the meeting. Except as otherwise provided in Section 2.4 hereof, all decisions of the JSC shall be made by majority vote of the members. Whenever any action by the JSC is called for hereunder during a time period in which the JSC is not scheduled to meet, the Chair shall cause the JSC to take the action in the requested time period by calling a special meeting or by action without a formal meeting by written memorandum signed by the Chair and one of the other Party’s members. Representatives of each Party or of its Affiliates who are not members of the JSC may attend JSC meetings as non-voting observers at the invitation of either Party with the approval of the other Party, which shall not be unreasonably withheld. 2.3.3. Minutes. The JSC shall keep accurate minutes of its deliberations, which record all proposed decisions and all actions recommended or taken. Drafts of the minutes shall be delivered to the members of the JSC within a reasonable time not to exceed ten (10) days after the meeting. The Chair shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the Chair and shall be issued in final form within a reasonable time not to exceed twenty (20) days after the meeting only with the approval of both Alliance Managers, as evidenced by their signatures on the minutes. 2.3.4. Expenses. Paratek and WCCI shall each bear all expenses of their respective JSC members related to their participation on the JSC and attendance at JSC meetings. 2.4. JSC Decisions. The JSC members shall use reasonable efforts to reach agreement on any and all matters. In the event that, despite such reasonable efforts, agreement on a particular matter cannot be reached by the JSC, then, subject to the remainder of this Section 2.4, the Chair of the JSC shall have the right to make the final decision on such matter, but shall only exercise such right in good faith after full consideration of the positions of both Parties. Notwithstanding the foregoing, the unanimous approval of all JSC members shall be required for any of the following matters: (a) any change to the Development Plan or any Backup Compound Research Plan that would require Paratek to incur material additional costs and expenses to perform research or hire additional personnel or develop capabilities that Paratek does not have at such time; (b) the adoption of, or change to, any patent strategy with respect to Joint Technology; (c) the determination of the Phase II Development Timelines, NDA Development Timelines and the Launch Development Timelines and (d) any change to any such Development Timelines that would result in such Development Timeline being delayed in excess of six (6) months. If the JSC fails to reach unanimous agreement on any of the matters set forth above in the foregoing sentence, then the matter shall be referred by any member thereof to the Executive Officers for resolution by good faith negotiations within thirty (30) days after notice thereof is received. ARTICLE 3 : DEVELOPMENT; BACKUP COMPOUND RESEARCH PROGRAM 3.1. Development. Each Party shall be primarily responsible for those tasks and obligations in connection with the Development that are assigned to it pursuant to this Article 3 and the Development Plan. The initial Development Plan shall be attached hereto as Exhibit A. 3.2. Management of Development. Paratek and WCCI will each appoint an Alliance Manager on the Effective Date. Each Party will have the right, upon written notice to the other Party, to designate a different Alliance Manager. The Alliance Managers will be members of the

JSC, will jointly oversee the conduct of the Development until the later of the IND Milestone Date and the expiration of the Backup Compound Research Program Term. Following such date, the Alliance Managers will continue to meet either in person or telephonically for the purpose of serving as a forum for WCCI to update Paratek as to Development and Commercialization progress with respect to Lead Candidates and/or Products. In connection therewith, WCCI shall provide the Paratek Alliance Manager with the updates described in Section 3.3.2; provided, that, in providing each such update, WCCI shall be entitled to omit discussion of Confidential Information of WCCI that WCCI reasonably determines to be materially sensitive. If there is a material change in such timelines or guidance in between such updates, WCCI will endeavor to notify Paratek thereof through the Alliance Managers. The role and responsibilities of the Paratek Alliance Manager and the WCCI Alliance Manager shall terminate on the later of the termination of the Term and the date on which no Lead Candidate or Product is being Developed. 3.3. Records; Reports. 3.3.1. Record Keeping. Paratek and WCCI shall each maintain records in sufficient detail and in accordance with GLP and as will properly reflect all work performed and results achieved in the performance of their respective activities in connection with the Development of Lead Candidates and the conduct of the Backup Compound Research Program (including all data in the form required under any applicable governmental regulations) in a manner appropriate for purposes of supporting the filing of potential patent applications. Paratek and WCCI shall each provide the other the right to inspect and copy such records to the extent reasonably required for the exercise of its rights or the performance of its obligations under this Agreement; provided, that, such records shall be Confidential Information of the disclosing Party and subject to Article 6 hereof. 3.3.2. Development Updates. WCCI shall keep the Paratek Alliance Manager regularly informed of the progress of the conduct of Development activities under this Agreement. Without limiting the generality of the foregoing, WCCI shall, at least once per Calendar Quarter (a) provide updates to the Paratek Alliance Manager in reasonable detail regarding the status of the conduct of all Development activities and shall present to the Paratek Alliance Manager all data and results generated in connection with such activities, and (b) provide the Paratek Alliance Manager with such additional information regarding the conduct of such Development activities that it has in its possession as may be reasonably requested from time to time by the Paratek Alliance Manager. 3.4. Information Exchange. Scientists at Paratek and WCCI shall cooperate in the performance of the Development and, subject to any confidentiality obligations to Third Parties, shall exchange information and materials as necessary to carry out the Development. The Parties expect that such exchange of information and materials may involve short-term on-site visits by scientists of one Party to the facilities of the other Party. 3.5. Paratek Development Activities. If WCCI wishes Paratek to conduct research as part of the Backup Compound Research Program or any Paratek Development activities as part of the Development, other than the research or Development activities specified in the Development Plan, it shall provide Paratek with written notice, which notice shall describe in reasonable detail the research or Development activities it wishes Paratek to conduct and the estimated budget and timeframe applicable thereto. Upon receipt of such notice, Paratek will determine in good faith whether it has the resources available, and whether in its sole discretion it wishes, to conduct the Backup Compound Research Program and/or the Development activities. To the extent Paratek agrees to conduct the Backup Compound Research Program and/or the Development activities, it shall provide WCCI with written notice of same, which notice shall include an estimate of the Paratek Total Cost applicable thereto and the Alliance Managers will prepare and execute a Backup Compound Research Plan and/or an amendment to the Development Plan to reflect the research or Development activities, as the case may be, and such estimated Paratek Total Cost applicable thereto. All such research and/or Development activities will be conducted at WCCI’s sole cost and expense. 3.6. Abandoned Compounds; Additional Compounds. 3.6.1. Abandoned Compounds. If, at any time and from time to time during the Term, the JSC determines in good faith that further Development and/or Commercialization, as the case may be, of any Backup Compound, Lead Candidate or Product in accordance with the provisions of this Agreement has ceased to be scientifically, technically or commercially viable, it will promptly provide written notice thereof to Paratek (each, an .”Abandoned Compound”). Following an Abandoned Compound designation or at any time a Lead Candidate or Product otherwise becomes an Abandoned Compound pursuant to any of the other provisions of this Agreement (a) Paratek or any of its Affiliates may thereafter proceed with development and commercialization of such Abandoned Compound for any and all uses outside of the Field, either alone or in conjunction with Third Parties; (b) all licenses granted by Paratek to WCCI with respect to such Abandoned Compound shall immediately terminate; provided, that, any. abandonment by WCCI pursuant to this Section 3.6.1 shall not constitute a breach of this Agreement; and (c) WCCI may, in its discretion, designate a Backup Compound to replace such Lead Candidate (which shall be reflected in an amendment to Schedule 1 hereto) in the Development, whereupon the JSC shall promptly direct the Alliance Managers to prepare an amendment to the Development Plan to describe the activities to be conducted, and the applicable Development Timelines, with respect to such Lead Candidates. 3.6.2. Additional Compounds. If, at any time during the Term, Paratek reasonably determines in good faith that a Paratek Compound is potentially more suitable for Development and Commercialization than the then specified Lead Candidates (such compound, an “Additional Compound”), Paratek shall promptly inform WCCI (the “Additional Compound Notification”) of such determination and WCCI shall have the right to designate such Additional Compound as a Lead Candidate hereunder (which shall be reflected in an amendment to Schedule 1 hereto), it being understood that WCCI must notify Paratek in writing of such designation within forty-five (45) days of receipt of the Additional Compound Notification in order to exercise its rights under this Section 3.6.2. For the avoidance of doubt, Paratek shall have no obligation under this Section 3.6.2 to engage in research activities it would not otherwise conduct in the ordinary course of its research and development with respect to Paratek Compounds. 3.7. Rosacea Development Option. If at any time during the period commencing on the Effective Date and continuing until the Initiation of a Phase III Clinical Trial with respect to a Product, WCCI determines in good faith that it intends to use Commercially Reasonable Efforts to Develop one or more Lead Candidates for rosacea, WCCI shall give written notice to the JSC specifying such Lead Candidate (the “Rosacea Option Notice”). On or before ninety (90) days from the date of receipt of the Rosacea Option Notice, WCCI shall prepare, for approval by the JSC pursuant to Section 2.2, a Development Plan covering the Development of such Lead Candidate for rosacea. Notwithstanding the foregoing, if WCCI fails to provide the Rosacea Option Notice within the period described in this Section 3.7 or the JSC fails to approve a Development Plan for such Lead Candidate for rosacea in accordance with Section 2.2, the grant to WCCI of the right to Develop and Commercialize Products for rosacea under this Agreement shall convert to a non-exclusive right and Paratek shall thereafter have the unencumbered right to grant one or more Third Parties the non-exclusive right to develop and commercialize any Paratek Compound that is not a Backup Compound, Lead Candidate or Product for rosacea. 3.8. Exclusive Periods. 3.8.1. Development of Lead Candidates. During the period commencing on the Effective Date and continuing for so long as WCCI is Developing at least one Lead Candidate in accordance with its obligations under Section 3.9.2, (i) Paratek and its Affiliates shall not grant any rights (whether by license or otherwise) to any Third Party to any Backup Compound or Lead Candidate in the Territory that has not become an Abandoned Compound, and (ii) Paratek and its Affiliates shall not research, develop or commercialize any Backup Compound or Lead Candidate in the Territory that has not become an Abandoned Compound in collaboration with, at the request of, or for the benefit (in whole or in part) of any Third Party (other than pursuant to non- commercial collaborations in accordance with Section 7.1.3 hereof). 3.8.2. Commercialization of Products. During the period commencing on the Effective Date and continuing for so long as WCCI is Commercializing a Product in accordance with its obligations under Section 3.9.2, (i) Paratek and its Affiliates shall not grant any rights (whether by license or otherwise) to any Third Party to such Product in the Territory (including, without limitation, any rights to the Lead Candidate from which such Product is Derived) and (ii) Paratek and its Affiliates shall not research, develop or commercialize such Product in the Territory (including, without limitation, any rights to the Lead Candidate from which such Product is Derived) in collaboration with, at the request of, or for the benefit (in whole or in part) of any Third Party. 3.9. Due Diligence. 3.9.1. Paratek Obligations. Paratek agrees that it will (a) undertake the responsibilities assigned to it, as set forth in this Article 3 and in the Development Plan and any Backup Compound Research Plan, if any; including, but not limited to, the dedication of resources to such efforts as set forth in the Development Plan and such Backup Compound Research Plan; and (b) use Commercially Reasonable Efforts to perform the activities assigned to Paratek in this Article 3 and in the Development Plan and such Backup Compound Research., Plan in a professional and timely manner (collectively, the “Paratek Diligence Obligation”). Paratek may satisfy its obligations under this Section 3.9.1 either itself or through Paratek Affiliates and/or Third Party Laboratories. 3.9.2. WCCI Obligations. WCCI agrees that it will (a) use Commercially Reasonable Efforts to undertake those responsibilities assigned to it, as set forth in this Article 3 and in the Development Plan in a professional and timely manner; (b) use Commercially Reasonable Efforts to Develop Lead Candidates for Commercialization as a Product in the Field in the Territory in accordance with the Development Timelines; and (c) use Commercially Reasonable Efforts to Develop and Commercialize at least one Product in the Field in the Territory. WCCI may satisfy its obligations under this Section 3.9.2 either itself or through WCCI Affiliates, Sublicensees and/or contract research organizations. For the avoidance of doubt, WCCI shall be deemed to have satisfied its obligations under this Section 3.9.2 if it uses Commercially Reasonable Efforts to Develop and Commercialize a Product solely with respect to an acne indication until such time as the JSC approves a Development Plan with respect to rosacea in accordance with Section 3.7. 3.9.3. Breach of WCCI Diligence Obligation. (a) Paratek may provide WCCI with written notice of any material breach by WCCI of its covenants set forth in Section 3.9.2 hereof that is not caused by Paratek’s failure to meet a Paratek Diligence Obligation pursuant to Section 3.9.1 above (a “WCCI Diligence Failure”), at any time Paratek reasonably believes a WCCI Diligence Failure has taken place. Such written notice (a “Diligence Failure Notice”) shall set forth in reasonable detail the nature of the alleged failure and shall request written justification, in the form of detailed reasons, that would support the proposition that WCCI is meeting such diligence obligations. in such event, WCCI shall provide such written justification to Paratek within thirty (30) days after such Diligence Failure Notice is given and shall identify any Commercially Reasonable Justification applicable thereto. If Paratek does not receive a Commercially Reasonable Justification from WCCI within such thirty (30) day period or if Paratek and WCCI are not able to resolve any disagreement with respect to a WCCI Diligence Failure within sixty (60) days after WCCI’s receipt of the Diligence Failure Notice, then either Paratek or WCCI, acting alone, may at any time following WCCI’s receipt of such Diligence Failure Notice by delivery to the. other Party of a written notice indicating such Party’s election to have the disagreement resolved by arbitration, cause the matter to be submitted to binding arbitration under Section 13.1.2 hereof; provided that (i) the arbitrators shall be entitled to review and resolve only whether or not a WCCI Diligence Failure occurred during the applicable reporting period of time that is the subject of such disagreement, and (ii) the arbitrators shall be individuals who are knowledgeable in the field of the development, manufacture, and sale of drugs and drug products, and shall have no current or prior business relationships with Paratek, WCCI or any of their respective Affiliates. (b) If the arbitrator determines that a WCCI Diligence Failure occurred, then Paratek’s sole and exclusive remedy shall be, on a Product-by-Product basis as to the Product with respect to which such WCCI Diligence Failure occurred to (i) terminate any or all of the licenses and rights granted under Section 7.2.1 hereof and the restrictions of Sections 3.8 and 7.1.1, or (ii) convert the licenses and rights granted under any or all of Section 7.2.1 from exclusive licenses to non-exclusive licenses and terminate the restrictions of Sections 3.8 and 7.1.1, in either case only as such licenses and rights apply to such Product, which termination and/or conversion, as the case may be, shall be at the discretion of Paratek and he effective sixty (60) days after Paratek gives written notice to WCCI specifying the remedy that Paratek is electing to exercise under this Section 3.9.3.

(c) The Parties agree that Paratek’s sole and exclusive remedy, with respect to a WCCI Diligence Failure shall be as set forth in this Section 3.9.3, and Paratek shall not bring, commence, continue or prosecute any claim, legal action or proceeding under, in relation to, arising out of or in connection with a WCCI Diligence Failure except as set forth in this Section 3.9.3. 3.10. Compliance with Laws. Each Party agrees to carry out all work assigned to such Party in the Backup Compound Research Plan and the Development Plan as well as all Development and Commercialization obligations hereunder in compliance with all Applicable Laws. For the avoidance of doubt, each activity performed by a Party under the Development Plan or Backup Compound Research Plan that will or would reasonably be expected to be submitted to a Regulatory Authority in support of a Regulatory Filing or Drug Approval Application, shall comply in all material respect with ICH Guidelines (or other comparable regulation and guidance of any Regulatory Authority in the Territory), and, if and as applicable, the regulations and guidance of the FDA that constitute GLP and GMP. 3.11. Supply of Proprietary Materials. From time to time during the Term, either Party (the “Transferring Party”) may supply the other Party (the “Recipient Party”) with Proprietary Materials of the Transferring Party for use in the Development and/or the Backup Compound Research Program. In connection therewith, the Recipient Party hereby agrees that (a) it and its Affiliates shall not use such Proprietary Materials for any purpose other than exercising any rights granted to it or reserved by it hereunder or for performing its obligations hereunder; (b) it and its Affiliates shall use such Proprietary Materials only in compliance with all Applicable Law; (c) it and its Affiliates shall not transfer any such Proprietary Materials to any Third Party without the prior written consent of the Transferring Party, except as expressly permitted hereby and except in connection with the exercise of any rights granted to the Recipient Party or reserved by it hereunder; (d) as between the Transferring Party and the Receiving Party, the Transferring Party shall retain full ownership of all such Proprietary Materials, subject to any licenses granted by the Transferring Party to the Recipient Party pursuant to this Agreement; and (e) upon the expiration or termination of this Agreement, the Recipient Party shall, at the instruction of the Transferring Party, either destroy or return any such Proprietary Materials which are not the subject of the grant of a continuing license hereunder. In addition, each of Paratek and WCCI agrees that, during the Term, neither Party nor any of their respective Affiliates shall transfer to any Third Party, without the approval of the other Party, any Proprietary Materials that constitute or are part of Joint Technology. ARTICLE 4 : COMMERCIALIZATION OF PRODUCTS 4.1. Commercialization of Products. Subject to the remainder of this Article 4, WCCI shall have the sole right and responsibility for all aspects of Commercializing Products in the Territory. 4.2. Compliance. WCCI shall perform its obligations described in Section 4.1 in good scientific manner and in compliance with all Applicable Laws. 4.3. Information; Updates. WCCI shall keep Paratek regularly informed of the progress of its efforts to Commercialize Products in the Field in the Territory, by providing periodic updates which shall summarize WCCI’s efforts to Commercialize Lead Candidates and Products in the Field and identify the Regulatory Filings and Drug Approval Applications with respect to such Lead Candidates and Products that WCCI or any of its Affiliates or Sublicensees have filed; provided, that, in providing each such update, WCCI shall be entitled to omit discussion of Confidential Information of WCCI that WCCI reasonably determines to be materially sensitive. 4.4. Product Recalls. In the event that any Regulatory Authority issues or requests a recall or takes similar action in connection with a Product, or in the event WCCI reasonably believes that an event, incident or circumstance has occurred that may result in the need for a recall, market withdrawal or other corrective action regarding a Product, WCCI shall promptly advise Paratek thereof by telephone or facsimile. Following such notification, WCCI shall decide and have control of whether to conduct a recall or market withdrawal (except in the event of a recall or market withdrawal mandated by a Regulatory Authority, in which case it shall be required) or to take other corrective action in the Territory and the manner in which any such recall, market withdrawal or corrective action shall be conducted; provided, that, WCCI shall keep Paratek regularly informed regarding any such recall, market withdrawal of corrective action. WCCI shall bear all expenses of any such recall, market withdrawal or corrective action (including, without limitation, expenses for notification, destruction and return of the affected Product and any refund to customers of amounts paid for such Product). 4.5. Adverse Event Information. WCCI shall provide notice to Paratek of any Adverse. Events that occur during the Term, including without limitation, all filings made with Regulatory Authorities with respect to Adverse Events promptly after making such filings. WCCI shall make available to Paratek for review and copy at Paratek’s expense, upon reasonable request, all Adverse Event information and product complaint information relating to Lead Candidates and Products as compiled, prepared and filed by WCCI with the FDA or similar Regulatory Authorities in the normal course of business in connection with the Development, Commercialization or sale of any Lead Candidates or Products. Paratek acknowledges and agrees that such information shall be the Confidential Information of WCCI and subject to the provisions of Article 6 hereof. 4.6. Manufacture of Products for Commercial Sale. Unless otherwise agreed to by the Parties, WCCI shall have the sole obligation and responsibility for the manufacture of all Products (including without limitation the active pharmaceutical ingredient in any Product) for commercial sale. ARTICLE 5 : CONSIDERATION AND FUNDING 5.1. Upfront Fee. As reimbursement for research conducted by Paratek, WCCI hereby agrees to pay Paratek a non-refundable, non-creditable fee in the amount of Four Million U.S. Dollars (US $4,000,000) payable in immediately available funds on the Effective Date. 5.2. R&D Reimbursement. In consideration of the conduct by Paratek of (a) any activities under the Backup Compound Research Program agreed to by Paratek and/or (b) any Development activities under the Development agreed to by Paratek, WCCI shall reimburse Paratek for one hundred percent (100%) of the Paratek Total Cost incurred by Paratek as part of such activities. Paratek shall invoice WCCI on a quarterly basis with respect to such Paratek Total

Cost within fifteen (15) days of end of each Calendar Quarter and WCCI shall pay all such invoices within thirty (30) days of receipt of each such invoice. 5.3. Development Milestone Payments. 5.3.1. Milestones. In further consideration of the grant of the rights and licenses by Paratek hereunder, WCCI will make the following nonrefundable, non-creditable (other than as provided in this Section 5.3.1) milestone payments to Paratek within [***] ([***]) [***] after the achievement by WCCI and/or WCCI’s Affiliates and Sublicensees of each such milestone event for each Product: Milestone Event Milestone Payment Filing of IND with respect to a Product $1 million Initiation of Phase II Clinical Trials with respect to a Product $2.5 million Initiation of Phase III Clinical Trials with respect to a Product $4 million Acceptance of NDA in the Territory for a Product $5 million Receipt of Commercialization Regulatory Approval from FDA for each Product $12 million For the avoidance of doubt, WCCI shall only be obligated to make each milestone payment set forth in this Section 5.3.1 upon the first occurrence of the milestone event relating to such payment for a given Product and shall have no obligation to make any milestone payment as a result of any subsequent filing, clinical trial initiation, NDA filing or Regulatory Approval with respect to an alteration of the dosage, formulation or any other variation of such Product, so long as such Product continues to be Derived from the same Lead Candidate. In addition, if the JSC determines to discontinue Development of a Product (the “Discontinued Product”), then WCCI shall he entitled to deduct the amount of all milestone payments made with respect to the Discontinued Product from any milestone payments that become due hereunder with respect to the next Product that is Developed by WCCI that achieves the applicable milestones. 5.3.2. Determination That Payments Are Due. WCCI shall provide Paratek with prompt written notice upon its achievement of each of the milestones set forth in Section 5.3.1 of this Agreement. In the event that, notwithstanding the fact that WCCI has not given any such notice, Paratek believes any such milestone payment is due, it shall so notify WCCI in writing, and shall provide to WCCI the data and information demonstrating that the conditions for payment have been achieved. Within thirty (30) days of its receipt of such notice, WCCI shall review the data and information and shall certify in writing whether or not the conditions for payment have been achieved. Any negative determination shall be accompanied by a detailed explanation of the reasons therefor. Any dispute under this Section 5.3.2 that relates to whether or not a milestone has been achieved shall be submitted to arbitration under Article 13 of this Agreement. 5.4. Payments. All payments made by WCCI to Paratek hereunder shall be made by wire transfer to the account specified below, or such other account as specified in writing by Paratek from time to time: Bank Name: [***] Bank Address: Boston, MA Account Name: Paratek Pharmaceuticals, Inc. Account Number: [***] ARTICLE 6 : TREATMENT OF CONFIDENTIAL INFORMATION; PUBLICITY; NON-SOLICITATION 6.1. Confidentiality 6.1.1. Confidentiality Obligations. Paratek and WCCI each recognize that the other Party’s Confidential Information constitute highly valuable and proprietary confidential information and materials. Paratek and WCCI each agrees that during the Term and for an additional five (5) years thereafter, it will keep confidential, and will cause its employees, consultants, Affiliates and Sublicensees to keep confidential, all Confidential Information of the other Party, and to limit the use of the Confidential Information of the other Party to those purposes permitted under this Agreement. Each receiving Party shall take such action, and shall cause its Affiliates and Sublicensees to take such action, to preserve the confidentiality of the disclosing Party’s Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information, using a level of care that shall not under any circumstances be less than reasonable care. Each receiving Party, upon the request of the disclosing Party, will return all the Confidential Information and Proprietary Materials disclosed or transferred to it by the disclosing Party pursuant to this Agreement, including all copies and extracts of documents and all manifestations in whatever form, within sixty (60) days of such request or, if earlier, the termination or expiration of this Agreement; provided, however, that the receiving Party may retain Confidential Information of the disclosing Party relating to any license which survives such termination and one copy of all other Confidential Information may be retained in inactive archives solely for the purpose of establishing the contents thereof. 6.1.2. Limited Disclosure. Paratek and WCCI each agree that any disclosure of the disclosing Party’s Confidential Information to any officer, employee, consultant, agent, Affiliate or sublicensee of a receiving Party, as the case may be, shall be made only if and to the extent necessary to carry out its rights and responsibilities under this Agreement, shall be limited to the maximum extent possible consistent with such rights and responsibilities and shall only be made to persons who are bound by written confidentiality obligations (including such provision as contained in employment agreements) to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement. Paratek and WCCI each further agree not to disclose or transfer the disclosing Party’s Confidential Information to any Third Party under any circumstance without the prior written approval from the disclosing Party, except as otherwise expressly permitted by this Agreement. Notwithstanding, the foregoing, each receiving Party may disclose information to the extent such disclosure is reasonably necessary to (a) file and prosecute Patent Rights which are filed or prosecuted in accordance with the provisions of this Agreement, (b) file, prosecute or defend litigation in accordance with the provisions of this Agreement or (c) comply with Applicable Law, regulations or court orders; provided, however, that if a receiving Party is required to make any such disclosure of a disclosing Party’s Confidential Information in connection with any of the foregoing, it will give reasonable advance notice to the disclosing Party of such disclosure requirement and will use reasonable efforts to assist such disclosing Party in efforts to secure confidential treatment of such information required to be disclosed. The Parties hereby agree that a copy of this Agreement may be provided by Paratek to Tufts pursuant to Paratek’s obligations under the Tufts License Agreement. 6.1.3. Employees and Consultants. Paratek and WCCI each hereby represents that all of its employees, and all of the employees of its Affiliates, and any consultants to such Party or its Affiliates, in any case that participate in the activities of the Backup Compound Research Program and/or the Development and Commercialization and who shall have access to Confidential Information of the other Party or any of its Affiliates shall be bound by written obligations (including such provision as contained in employment agreements) to maintain such information in confidence and not to use such information except as expressly permitted herein. Each Party agrees to enforce confidentiality obligations to which its employees and consultants (and those of its Affiliates) are obligated. 6.2. Publicity. Neither Party nor any of its Affiliates may publicly disclose the existence or terms of this Agreement without the prior written consent of the other Party; provided, however, that either Party may make such a disclosure (a) to the extent required by law or by the requirements of any nationally recognized securities exchange, quotation system or over-the- counter market on which such Party has its securities listed or traded or (b) to any investors, prospective investors, lenders and other potential or current financing sources who are obligated to keep such information confidential. In the event that such disclosure is required under clause (a) as aforesaid, the disclosing Party shall make reasonable efforts to provide the other Party with notice beforehand and to endeavor to coordinate with the other Party with respect to the wording and timing of any such disclosure. The Parties, upon the execution of this Agreement, will publicly issue a joint press release, in the form of Schedule 3 attached hereto, with respect to this Agreement and the Parties relationship hereunder. Once such press release or any other written statement is approved for disclosure by both Parties, either Party or any of such Party’s Affiliates, may make subsequent public disclosure of the contents of such statement without the further approval of the other Party. Additionally, from time to time, the Parties may make additional press releases with regard to events occurring under this Agreement, including achievement of milestones, with the prior written consent of both Parties. 6.3. Prohibition on Solicitation. Without the written consent of the other Party, neither Party nor its Affiliates shall, during the Term of this Agreement or for a period of one (1) year following the expiration or termination of the Term, whichever is shorter, solicit any employee of such Party or its Affiliates who participated in the Backup Compound Research Program and/or the Development activities. This provision shall not restrict either Party or its Affiliates from advertising employment opportunities in any manner that does not directly target the other Party or its Affiliates.

ARTICLE 7 : EXCLUSIVITY; LICENSE GRANTS; ROYALTIES 7.1. Exclusivity During the Term. 7.1.1. Paratek Restrictions. During the Term, Paratek, for itself and its Affiliates, agrees not to directly or indirectly (a) undertake any research, development, manufacturing, marketing, promotion, sale or other commercialization of any Tetracycline Compound for use in the Field and in the Territory or (b) grant any license or other rights to any Third Party to research, develop, manufacture, market, sell, promote or otherwise commercialize any Tetracycline Compound for use in the Field and in the Territory. 7.1.2. WCCI Restrictions. During the Term, WCCI agrees that, except pursuant to and as permitted by this Agreement, neither WCCI nor its Affiliates shall, either itself or directly or indirectly with or through any WCCI Affiliate or any Third Party, undertake any research, development, manufacturing, marketing, promotion, sale or other commercialization of any product containing a Paratek Compound for any use other than the Development and Commercialization of Products in the Field in accordance with this Agreement. 7.1.3. Non-Commercial Collaboration. Notwithstanding the foregoing, with the prior written consent of the other Party, each Party or any of such Party’s Affiliates may enter into agreements with academic, research, or other non-commercial institutions with the goal of advancing the collaboration between the Parties hereunder; provided that the terms of such agreements provide that such academic, research or other non-commercial institutions do not acquire any exclusive intellectual property rights out of or in connection with the work research and development activities performed under such agreements. 7.2. Development and Commercialization Licenses. 7.2.1. License to WCCI in the Field. Subject to the terms of this Agreement, including, without limitation, Sections 3.7 and 3.9 hereof, Paratek hereby grants (and hereby agrees to cause any of its Affiliates that Controls Licensed Technology, Licensed Patent Rights and/or any interest in Joint Technology or Joint Patent Rights to grant) to WCCI (a) an exclusive (even as to Paratek and its Affiliates, except as provided below, and subject to Section 3.7) royalty- bearing license, including the right to grant sublicenses as provided in Section 7.2.2 below, under Licensed Technology and Licensed Patent Rights and Paratek’s interest in Joint Technology and Joint Patent Rights, (i) to research, have researched, Develop, have Developed, manufacture and have manufactured Lead Candidates and Backup Compounds that are not Abandoned Compounds in the Field and in the Territory in accordance with this Agreement; and (ii) to research, have researched, Develop, have Developed, manufacture, have manufactured, use, have used, sell, distribute for sale, have distributed for sale, offer for sale, have sold, import, have imported, otherwise Commercialize and otherwise have Commercialized Products in the Field and in the Territory and (b) an exclusive (even as to Paratek and its Affiliates) royalty-free license, including the right to grant sublicences as provided in Section 7.2.2 below, to research, have researched, develop, have developed, manufacture and have manufactured Paratek Competitive Compounds in the Field and in the Territory. For the avoidance of doubt, Paratek grants no right or license under the Licensed Technology or Licensed Patent Rights or Paratek’s interest in Joint Technology and Joint Patent Rights to WCCI or its Affiliates to make derivatives of any Backup Compounds, or to commercialize such derivatives, unless any such derivatives become Lead Candidates and/or unless any such derivative would be deemed to have been Derived from a Product for purposes of Section 1.62. WCCI hereby grants Paratek a non- exclusive, worldwide, royalty-free license under the Licensed Technology and Licensed Patent Rights and Paratek’s interest in Joint Technology and Joint Patent Rights solely to perform its obligations under the Backup Compound Research Program, if any, and/or to conduct the Paratek Development activities set forth in the Development Plan with respect to Lead Candidates, if any. 7.2.2. Right to Sublicense. Subject to the provisions of Sections 7.2.1 and 2.3(e) of the Tufts License Agreement, if and to the extent applicable, WCCI shall have the right to (a) extend to its Affiliates, the rights and licenses granted to it under Section 7.2.1 and (ii) grant to Third Parties sublicenses under the rights and licenses granted to it under Section 7.2.1; provided, that, (A) WCCI shall have obtained the prior written approval of Paratek, which approval shall not be unreasonably withheld, delayed or conditioned; (B) it shall be a condition of any such extension or sublicense that such Affiliate or Third Party agrees to be bound by all of the applicable terms and conditions of this Agreement (including without limitation Article 6 hereof) and (C) WCCI shall provide written notice to Paratek of any such extension or sublicense no more than thirty (30) days after such execution, and upon Paratek’s request, provide copies to Paratek of each such executed extension or sublicense. If WCCI, or a Sublicensee, grants a sublicense to a Sublicensee or extends rights to its Affiliates, WCCI shall be deemed to have guaranteed that such Sublicensee or Affiliate will fulfill all of obligations under this Agreement applicable to such Affiliate or Sublicensee; provided, however, that WCCI shall not be relieved of its obligations pursuant to this Agreement as a result of such sublicense or extension of rights. 7.2.3. License to Paratek Outside the Territory. Upon the request of Paratek, the Parties agree to enter into good faith negotiations with respect to the terms of a license agreement containing royalty provisions and other customary terms, pursuant to which WCCI and its Affiliates would grant to Paratek an exclusive license (even as to WCCI and its Affiliates) (including the right to grant sublicenses, under WCCI Technology (including, without limitation, all Clinical Trial Data) and WCCI Patent Rights and WCCI’s interest in Joint Technology and Joint Patent Rights, to research, have researched, Develop, have Developed, manufacture, have manufactured, use, have used, sell, distribute for sale, have distributed for sale, offer for sale, have sold, import, have imported, otherwise Commercialize and otherwise have Commercialized Products, for any and all uses (including, without limitation any and all uses within the Field) outside the Territory, it being understood that Paratek will covenant in any such license agreement to use Commercially Reasonable Efforts to prevent any such Products from being imported into the Territory for resale by any Third Party without WCCI’s prior written consent. WCCI shall cause its Affiliates not to grant any rights (whether by license or otherwise) to any Third Party, or otherwise to take any other action, that would impair or adversely affect the ability of such Affiliates to grant to Paratek a license in accordance with this Section 7.2.3. 7.2.4. Bankruptcy. All the negative covenants set forth in Sections 3.8 and 7.1 hereof and the licenses and rights to licenses granted under or pursuant to Section 7.2 hereof by Paratek to WCCI or by WCCI to Paratek are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Code”), and any such equivalent law in the United States, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Code. The Parties agree that WCCI or Paratek, as a covenantee and licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code, and any such equivalent law, and that upon commencement of a bankruptcy proceeding by or against Paratek or WCCI, as the case may be, under the Code, WCCI or Paratek, as applicable, shall be entitled to a complete duplicate of or complete access to, any such intellectual property and all embodiments of such intellectual property. Such intellectual property and all embodiments thereof shall be promptly delivered to WCCI (i) upon any such commencement of a bankruptcy proceeding upon written request therefor by WCCI, unless Paratek (or the bankruptcy trustee) elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of WCCI upon written request therefor. The foregoing is without prejudice to any rights WCCI may have arising under the Code or other Applicable Law. 7.3. Tufts License Agreement. Paratek entered into the Tufts License Agreement with the Trustees of Tufts College (“Tufts”) that may cover intellectual property rights that are inter alia claiming methods of synthesis for Lead Candidates. Paratek hereby grants to WCCI an exclusive royalty-free sublicense under the license granted to Paratek pursuant to the Tufts License Agreement solely to the extent such sublicense is required by WCCI in order to exercise the license granted to WCCI pursuant to Section 7.2 of this Agreement, without infringing any of the patent rights licensed to Paratek by Tufts. Without limiting the generality of the foregoing, WCCI and Paratek hereby acknowledge and agree that the provisions of Sections 3.8, 3.9, 3.10, 7.1, 8.1, 8.5 and 9.3 and Articles V, XI, and XII of the Tufts License Agreement shall be binding upon WCCI, as a sublicensee under the Tufts License Agreement and such provisions shall be fully enforceable for all purposes related thereto both by Tufts and Paratek. Paratek shall be responsible for any and all payments and royalties due to Tufts under the Tufts License Agreement. Paratek shall perform all of its obligations under the Tufts License Agreement in accordance with the terms therein, and shall not take any action that would cause or result in the termination of the Tufts License Agreement. Paratek shall not amend, modify, or enter into any agreement contemplating the amendment or modification, of the Tufts License Agreement if such amendment or modification would adversely affect WCCI’s rights under this Agreement. Notwithstanding anything to the contrary in this Agreement, WCCI agrees that it shall not use the name “Tufts University” or any variant thereof, or identify Tufts or any portion of Tufts as a beneficiary of this Agreement without the prior express written consent of Tufts, which may be withheld or withdrawn by Tufts in its complete and uncontrolled discretion. 7.4. No Other Rights. WCCI shall receive no rights to utilize Paratek Technology, or rights with respect to use of Paratek Technology, except as expressly set forth herein. Paratek shall receive no rights to utilize WCCI Technology, or rights with respect to use of WCCI Technology, except as expressly set forth herein. 7.5. Payment of Royalties; Royalty Rates; Accounting and Records. 7.5.1. Payment of Royalties on Products. In further consideration of the grant of the rights and licenses by Paratek hereunder, WCCI shall pay Paratek a royalty based on aggregate Annual Net Sales of all Products sold by WCCI, its Affiliates and its Sublicensees, at the following incremental rates:

Annual Net Sales Royalty Rate Annual Net Sales up to $[***] [***]% Portion of Annual Net Sales above $[***] and up to $[***] [***]% Portion of Annual Net Sales above $[***] [***]% 7.5.2. Know-How Royalty Rates. If a Product is not covered by a Valid Patent Claim in the Territory, WCCI shall pay Paratek royalties at [***] percent ([***]%) of the applicable rates specified in Section 7.5.1 until expiration of the Royalty Term applicable to such Product. The Parties hereby acknowledge and agree that royalties that are payable for a Product during the Royalty Term for which no Patent Rights exist shall be in consideration of (a) Paratek’s expertise and know-how concerning the research, manufacture and Development of Compounds in the Field, including development activities conducted prior to the Effective Date; (b) the disclosure by Paratek to WCCI of results obtained in by Paratek in it performance of activities with respect to the Development; and (c) the licenses granted to WCCI hereunder with respect to Licensed Technology and Joint Technology that are not within the claims of any Patent Rights Controlled by Paratek. 7.5.3. Royalty Term. WCCI shall pay royalties with respect to each Product on a Product-by-Product basis during the period (such period, the “Royalty Term”) commencing on the date of First Commercial Sale of such Product in the Territory and continuing for so long as Products are sold in the Territory until the later of the date on which (a) there is no Valid Claim that is included in the Licensed Patent Rights or Joint Patent Rights that cover such Product in the Territory and (b) sales of Generic Products by any Third Party in the Territory are equal to at least [***] percent ([***]%) of WCCI’s unit-based market share of the Product in the Territory (as measured by prescriptions or other similar information available in the Territory). For purposes of this Section 7.5.3, a “Generic Product” means a pharmaceutical product that contains the same active ingredient as a Product and that is an AB Rated equivalent (as defined in the 22nd edition of Approved Drug Products with Therapeutic Equivalence Evaluations issued by the United States Department of Health and Human Services) to the Product. 7.5.4. Payment Dates and Reports. The royalty payments shall be paid by WCCI within forty-five (45) days after the end of each Calendar Quarter in which such Net Sales are made and royalties are owed hereunder. Each such payment shall be made in United States Dollars and shall be accompanied by a report showing the Net Sales of each Product sold by WCCI, any WCCI Affiliate or any Sublicensee, in the Territory, the applicable royalty rate for such Product, and a calculation of the amount of royalty. 7.5.5. Records; Audit Rights. WCCI and its Affiliates and Sublicensees shall keep for three (3) years from the date of each payment of royalties complete and accurate records of sales by WCCI and its Affiliates and Sublicensees of each Product, in sufficient detail to allow the accruing royalties to be determined accurately. Paratek shall have the right for a period of three (3) years after receiving any such report or statement to appoint at its expense an independent certified public accountant (bound by written confidentiality obligations no less protective than those set forth in Article 6 hereof) reasonably acceptable to WCCI to inspect the relevant records of WCCI and its Affiliates and Sublicensees to verify such report or statement. WCCI and its

Affiliates and Sublicensees shall each make its records available for inspection by such independent certified public accountant during their regular business hours at such place or places where such records are customarily kept, upon reasonable notice from Paratek, solely to verify the accuracy of the reports and payments. Such inspection right shall not be exercised by Paratek more than once in any Calendar Year nor more than once with respect to sales of any Product in any given period. Paratek agrees to hold in strict confidence, and in accordance with Article 6 hereof, all information concerning such payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for Paratek to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law. The results of each inspection, if any, shall be binding on both Parties, absent manifest error. Paratek shall pay for such inspections, except that in the event there is any upward adjustment in the aggregate royalties, payable for any Calendar Year shown by such inspection of more than five percent (5%) of the amount paid, WCCI shall pay for the reasonable costs of such inspection. 7.5.6. Overdue Royalties. All royalties payments not paid within the time period set forth in this Article 7 shall bear interest at a rate of one percent (1%) per month from the due date until paid in full; provided, that, in no event shall such annual rate exceed the maximum interest rate permitted by law in regard to such payments. Such royalty or milestone payment when made shall be accompanied by all interest so accrued. 7.5.7. Withholding Taxes. All payments made or required to be made by WCCI hereunder shall be reduced by the amount of any taxes (including withholding taxes to the extent applicable), duties, levies, fees or charges imposed thereon, provided, that, WCCI complies with its obligations set forth below in this Section 7.5.7 prior to making any payment to Paratek hereunder. WCCI shall make (or cause to be made) any applicable withholding payments due on behalf of Paratek and shall promptly provide (or cause to be provided) Paratek with written documentation of any such payment sufficient to satisfy the requirements of the United States Internal Revenue Service relating to an application by Paratek for a foreign tax credit for such payment. ARTICLE 8 : INTELLECTUAL PROPERTY RIGHTS 8.1. Disclosure of Program Inventions. Each Party shall promptly provide the other Party with written notice concerning all Program Inventions that are conceived, made or developed by employees or consultants of either of them or their Affiliates, alone or jointly with employees or consultants of the other Party or its Affiliates. 8.2. Ownership. 8.2.1. Paratek Intellectual Property Rights. Paratek shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any and all Paratek Technology and Paratek Patent Rights, with full rights to license or sublicense, subject to the obligations and licenses to WCCI as set forth herein. Without limiting the foregoing and subject to the licenses and other rights granted to WCCI pursuant to this Agreement, Paratek shall be the sole owner of all Patent Rights, all trade secret rights, all know-how and any other intellectual property rights in the Paratek Technology, including the sole and exclusive right to exclude others from making, using, selling, offering for sale or importing the Paratek Technology or any products that consist of, or incorporate, any Paratek Technology. 8.2.2. WCCI Intellectual Property Rights. WCCI shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any and all WCCI Technology and WCCI Patent Rights, with full rights to license or sublicense, subject to the obligations and licenses to Paratek as set forth herein. Without limiting the foregoing, and subject to the licenses and other rights granted to Paratek pursuant to this Agreement, WCCI shall be the sole owner of all Patent Rights, all trade secret rights, all know-how and any other intellectual property rights in the WCCI Technology including the sole and exclusive right to exclude others from making, using, selling, offering for sale or importing the WCCI Technology or any products that consist of, or incorporate, any WCCI Program Technology. 8.2.3. Joint Technology Rights. WCCI and Paratek shall jointly own all Joint Technology and Joint Patent Rights and hereby agree that (a) subject to the rights of, and the licenses granted to, WCCI by Paratek under this Agreement (including, without limitation, under Section 7.2 hereof) and subject to the obligations of Paratek under this Agreement (including, without limitation, Sections 3.8 and 7.1.1 hereof), Paratek may use or license or sublicense to any Affiliate or Third Party all such Joint Technology and Joint Patent Rights, and (ii) WCCI may use or license or sublicense to any Affiliate or Third Party all such Joint Technology and Joint Patent Rights. 8.3. Patent Coordinators. Within thirty (30) days of the Effective Date, Paratek and WCCI shall each appoint a patent coordinator (each, a “Patent Coordinator” and collectively, the “Patent Coordinators”), reasonably acceptable to the other Party, who shall serve as such Party’s primary liaison with the other Party on matters relating to patent filing, prosecution, maintenance and enforcement. Each Party may replace its Patent Coordinator at any time by notice in writing to the other Party. 8.4. Inventorship. In case of a dispute between Paratek and WCCI over inventorship, the Parties, with the advice of the Patent Coordinators, shall make the determination of the inventor(s) by application of the standards contained in United States patent law. If the Parties cannot resolve the dispute, it shall be resolved by independent patent counsel, not otherwise engaged by either of the Parties or any of their respective Affiliates, selected by the Patent Coordinators. Expenses of such independent patent counsel shall be shared equally by the Parties. ARTICLE 9 : FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS 9.1. Patent Filing, Prosecution and Maintenance. The JSC shall determine the jurisdictions within the Territory in which patent applications will be filed with respect to Joint Patent Rights. Subject to the foregoing, the responsibility for filing, prosecution and maintaining Patent Rights shall be as follows: 9.1.1. Patent Filing. During the Term and thereafter during any period of time during which WCCI shall have a license under this Agreement to Paratek Patent Rights or to Joint Patent Rights, with respect to any Patent Rights arising hereunder:

(a) Paratek, at its sole expense and acting through patent attorneys or agents of its choice, shall be responsible for the preparation, filing, prosecution and maintenance of all Patent Rights relating to the Paratek Technology. At Paratek’s request, WCCI shall reasonably cooperate with and assist Paratek, at Paratek’s expense, in connection with such activities. (b) WCCI, at its sole expense and acting through patent attorneys or agents of its choice, shall be responsible for the preparation, filing, prosecution and maintenance of all Patent Rights relating to the WCCI Technology. At WCCI’s request, Paratek shall reasonably cooperate with and assist WCCI, at WCCI’s expense, in connection with such activities. (c) Except as expressly provided in Article 11 hereof, neither Party makes any warranty with respect to the validity, perfection or dominance of any patent or other proprietary right or with respect to the absence of rights in Third Parties which may be infringed by the manufacture or sale of any Product. Each Party agrees to bring to the attention of the other Party any patent or patent application it discovers applicable to the subject matter of this Agreement, which relates to the rights of either Party under this Agreement. (d) Unless the Parties otherwise agree, (i) Paratek, acting through patent counsel or agents of its choice, shall be responsible for the preparation, filing, prosecution and maintenance of Joint Patent Rights outside of the Territory; and (ii) WCCI, acting through patent counsel or agents of its choice, shall be responsible for the preparation, filing, prosecution and maintenance of Joint Patent Rights within the Territory. The Parties shall share equally the control and the fees of counsel and the other costs and expenses related to patents and patent applications claiming inventions that are Joint Technology. Should one Party desire not to share in the control, filing, prosecution or maintenance of any such patent or patent applications or shall fail to bear its share of the costs and expenses of filing, prosecuting or maintaining any such patent or patent applications (and, in the case of such failure, if such failure is not cured within thirty (30) days after receipt of written notice of such failure from the participating Party), the non-participating Party hereby assigns (or shall cause to be assigned) to the other Party all right, title and interest in and to such patent or patent application, and the Joint Technology claimed therein, and the participating Party shall gain sole control of the filing, prosecution or maintenance of such patents or patent applications, which shall be deemed to be the Technology of such participating Party. 9.1.2. Information and Cooperation. Each Party responsible for filing patents and any Patent Rights (other than with respect to WCCI Technology) described in this Agreement (the “Filing Party”) shall keep the other Party regularly informed of the status of the Patent Rights for which it is responsible in accordance with this Article 9 (other than with respect to WCCI Technology). The Filing Party shall provide the other Party with (a) copies of all filings and correspondence with the patent offices, administrative boards or courts which the Filing Party sends or receives in connection with filing, prosecution, maintenance and defense of the Patent Rights for which it is responsible (other than with respect to WCCI Technology), and (b) copies of filings and correspondence referred to in the foregoing clause (a) sufficiently in advance of the due date so as to give the other Party sufficient time to comment and shall give good faith consideration to the other Party’s comments. The Filing Party shall seek the advice of the other Party with respect to strategy for the Patent Rights for which it is responsible (other than with respect to WCCI Technology) and shall give reasonable consideration to any suggestions or recommendations of the other Party concerning the preparation, filing, prosecution, maintenance and defense of such Patent Rights. 9.1.3. Abandonment. If Paratek decides to abandon or to allow to lapse any of the Paratek Patent Rights in the Territory, Paratek shall inform WCCI of such decision promptly and, in any event, a reasonable amount of time prior to any applicable deadline that may be necessary to establish or preserve such Paratek Patent Rights. WCCI shall have the right to assume responsibility for continuing the prosecution of such Paratek Patent Rights and paying any required fees to maintain such Paratek Patent Rights in the Territory or defending such Paratek Patent Rights, in each case at WCCI’s sole expense and through patent counsel of its choice. WCCI shall not become an assignee of such Paratek Patent Rights as a result of its assumption of such responsibility under this Section 9.1.3 and such Paratek Patent Rights shall remain subject to this Agreement. Upon transfer of Paratek’s responsibility for prosecuting, maintaining and defending any of the Paratek Patent Rights to WCCI under this Section 9.1.3, Paratek shall promptly deliver to WCCI copies of all necessary files related to the Paratek Patent Rights with respect to which responsibility has been transferred and shall take all actions and execute all documents reasonably necessary for WCCI to assume such prosecution, maintenance and defense. 9.2. Legal Action. 9.2.1. Actual or Threatened Infringement. (a) In the event either Party or any of such Party’s Affiliates becomes aware of any possible infringement or unauthorized possession, knowledge or use of any Technology that is the subject matter of this Agreement, including any Joint Technology, in connection with the discovery, research, development, manufacture, use, sale import or commercialization of (i) a Paratek Compound in the Field, or (ii) a Lead Candidate or Product within or outside of the Field (collectively, an “Infringement”), that Party shall promptly notify the other Party and provide it with full details (an “Infringement Notice”). (b) WCCI shall have the first right and option, but not the obligation, to prosecute or prevent an Infringement as WCCI will consider appropriate. If WCCI does not commence an action to prosecute, or otherwise take steps to prevent or terminate the Infringement within one hundred eighty (180) days from any Infringement Notice, then, except with respect to WCCI Technology, Paratek shall have the right and option to take such action as Paratek will consider appropriate to prosecute or prevent such Infringement unless (i) the Infringement is a Tufts IP Infringement, in which case Tufts shall have the right and option to take such action as Tufts will consider appropriate to prosecute or prevent such Infringement or ii) the provisions of Section 9.2.1(c) below shall not permit Paratek to prosecute or prevent such Infringement. Any and all recoveries from any action for infringement shall be shared as follows: (1) if such Infringement is a Tufts IP Infringement and WCCI is prosecuting such action for Infringement, Tufts shall be paid [***] percent ([***]%) of any and all such recoveries, net of costs incurred by WCCI for prosecuting the action, and WCCI shall retain the remaining balance and such remaining balance (net of costs incurred by WCCI for prosecuting the action) shall be treated as Net Sales, subject to the payment of royalties to Paratek in accordance with this Agreement; (2) if such Infringement is a Tufts IP Infringement and Paratek is prosecuting such action for Infringement, Tufts shall be paid [***] percent ([***]%) of any and all such recoveries, net of costs incurred by

Paratek for prosecuting the action, and the net balance remaining (net of costs incurred by Paratek for prosecuting the action) shall be retained by Paratek and [***] between Paratek and WCCI, respectively; (3) if such Infringement is a Tufts IP Infringement and Tufts is prosecuting such action for Infringement, Tufts shall be entitled to retain from such recoveries an amount equal to the costs incurred by Tufts in prosecuting such action plus [***] percent ([***]%) of the remaining balance, and the balance remaining after payment of all amounts due to Tufts shall be retained by WCCI and treated as Net Sales; (4) if such Infringement is not a Tufts IP Infringement and WCCI is prosecuting such action for Infringement, such recoveries shall be allocated first, to reimburse WCCI and Paratek for their reasonable out-of-pocket expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses) and then WCCI shall treat and all such recoveries as Net Sales for purposes of this Agreement, subject to the payment of royalties to Paratek in accordance with this Agreement; and (5) if such Infringement is not a Tufts IP Infringement and Paratek is prosecuting such action for Infringement, such recoveries shall be allocated first, to reimburse WCCI and Paratek for their reasonable out-of-pocket expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses) and the balance shall be [***] between Paratek and WCCI, respectively. If either of WCCI or Paratek determines that it is necessary for the other Party or any of its Affiliates to join any such suit, action or proceeding, the necessary Party shall, upon written notice from the prosecuting Party, execute (or cause to be executed) all papers and perform such other acts as may be reasonably required in the circumstances; provided, however, neither Party nor such Party’s Affiliates shall be required to transfer any right, title or interest in or to any property to any other Party or any Third Party to confer standing on a Party hereunder. (c) Notwithstanding anything in Section 9.2.1(b) express or implied to the contrary, but subject to the provisions of Section 10.2.5(b)(iii), in no event shall Paratek have the right to prosecute or prevent the Infringement of or relating to (i) WCCI Patent Rights or WCCI Technology or (ii) Paratek Patent Rights, Joint Patent Rights, Paratek Technology or Joint Technology to the extent they pertain solely to Products, Lead Candidates or rights that have been licensed exclusively to WCCI pursuant to Section 7.2.1. Nothing in this Section 9.2.1(c) is intended to limit the rights of Tufts under the Tufts License Agreement and WCCI hereby acknowledges that Tufts may have the right under the Tufts License Agreement to prosecute or prevent an Infringement that Paratek does not have the right to prosecute or prevent by virtue of the provisions of this Section 9.2.1(c). (d) In any action under this Section 9.2.1, the Parties and their respective Affiliates shall fully cooperate with and assist each other. No suit under this Section 9.2.1 may be settled without the approval of the JSC provided, however, any settlement by which Tufts would incur any obligation or liability, whether for the payment of money, the taking of any action, the refraining from any action, or otherwise, shall require the advance written consent of Tufts, which may be withheld in the sole discretion of Tufts without relieving WCCI or Paratek, as the case may be, of any of its indemnification or other obligations hereunder to Tufts. 9.2.2. Defense of Claims. (a) In the event that any action, suit or proceeding is brought against Paratek or WCCI or any Affiliate or sublicensee of either Party alleging the infringement of the

Technology or intellectual property rights of a Third Party by reason of the discovery, development, manufacture, use, sale, importation or offer for sale of a Product or use of WCCI Technology, Paratek Technology or Joint Technology in the discovery, Development, Commercialization, manufacture, use, sale, offer for sale, or importation of a Product, then WCCI shall have the sole right and obligation to defend itself and Paratek in such action, suit or proceeding at its sole expense, unless such action, suit or proceeding alleges that the infringement arises from or otherwise pertains to the use of Paratek Technology by Paratek or WCCI to synthesize, generate, make and develop Paratek Compounds, Lead Candidates or Products in which case WCCI shall have the right (but not the obligation) to defend Paratek in such action, suit or proceeding at its sole expense. Paratek shall have the right to separate counsel at its own expense in any action, suit or proceeding being defended by WCCI pursuant to this Section 9.2.2(a). The Parties and their respective Affiliates shall cooperate with each other in the defense of any such suit, action or proceeding. The Parties will give each other prompt written notice of the commencement of any such suit, action or proceeding or claim of infringement and will furnish each other a copy of each communication relating to the alleged infringement. Neither Party nor such Party’s Affiliates shall compromise, settle or otherwise dispose of any such suit, action or proceeding which involves the other’s Technology or Patent Rights without the other Party’s advice and prior consent if such compromise, settlement or other disposition would impair any rights retained by such other Party or any of its Affiliates to use such Technology or Patent Rights, provided that the Party not defending the suit shall not unreasonably withhold its consent to any settlement. If the defending Party agrees that the other Party or any of its Affiliates should institute or join any suit, action or proceeding pursuant to this Section 9.2.2(a), the defending Party may at its expense, join the other Party or any of its Affiliates as a party to the suit, action or proceeding, and the Party or Affiliate so joined shall execute all documents and take all other actions, including giving testimony, which may reasonably be required in connection with the prosecution of such suit, action or proceeding. (b) To the extent that the allegation of infringement is based principally on the use of Joint Technology, such expenses shall be borne equally by the Parties. (c) If as a consequence of such action, suit or proceeding by a Third Party claiming that the discovery, development, manufacture, use or sale of a Product infringes such Third Party’s intellectual property rights, the Parties shall examine and discuss in good faith the consequences of such prohibition or restriction or other conditions on this Agreement and on possible modifications thereto; provided, however, no action will be taken without the agreement of both Parties. ARTICLE 10 : TERMINATION 10.1. Term. This Agreement shall commence on the Effective Date and shall continue until terminated in accordance with the provisions of this Article 10 (the “Term”). 10.2. Termination. This Agreement may be terminated at any time by either Party as follows: 10.2.1. Unilateral Right to Terminate During the Term. WCCI may terminate this Agreement for convenience effective on the last day of each of the first and second Contract

Year, provided that WCCI delivers written notice of termination to Paratek at least ninety (90) days prior to such effective date of termination. 10.2.2. Unilateral Right to Terminate After the Term. If at any time on and after the date on which WCCI has commenced Development of a Product (a) WCCI reasonably determines that (i) it would not be commercially viable to continue to Develop and Commercialize such Product and/or obtain Commercialization Regulatory Approval with respect to such Product and (ii) WCCI is unlikely or unable to obtain Commercialization Regulatory Approval with respect to such Product (each, a “Termination Event”), (b) no Backup Compound is ready to be Developed by WCCI and (c) the Parties have not agreed to extend the Development Plan to conduct Development activities with respect to such Backup Compound pursuant to Section 3.5, WCCI shall provide the JSC with written notice which shall describe the Termination Event in reasonable detail. The JSC shall meet as soon as practicable thereafter to determine the additional actions, if any, to be undertaken by the Parties to fulfill the purposes of this Agreement. If the JSC fails to meet or the Parties are otherwise unable to agree upon any such course of action within ninety (90) days of the date of WCCI’s Termination Event notice, then either Party shall have the right to terminate this Agreement by providing written notice of termination within ten (10) days after the expiration of such 90-day period. 10.2.3. Termination for Breach. In the event that either Party defaults or breaches any material term of this Agreement on its part to be performed or observed, the other Party shall have the right to terminate this Agreement (a) by giving thirty (30) days’ written notice to the defaulting Party in the case of a breach of any payment term of this Agreement and (b) by giving sixty (60) days’ written notice to the defaulting Party in the case of any other breach; provided, however, that in the case of a default or breach capable of being cured, if the said defaulting Party shall cure the said default or breach within such notice period after the said notice shall have been given, then the said notice shall not be effective; and provided, further that the provisions of this Section 10.2.3 shall not apply to any material breach of this Agreement arising from a WCCI Diligence Failure (it being understood that Paratek’s sole and exclusive remedies upon any material breach of this Agreement arising from a WCCI Diligence Failure are set forth in Sections 3.9.3). 10.2.4. Termination for Insolvency. In the event that either Party files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act of has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other Party may terminate this Agreement effective immediately upon written notice to such Party. 10.2.5. Consequences of Terminations Under Section 10.2.1. In the event of the termination of this Agreement by WCCI pursuant to Section 10.2.1: (a) all rights and licenses granted by one Party to the other hereunder shall immediately terminate; (b) each Party shall within thirty (30) days of the termination date, destroy, or at the other Party’s request return, all of such other Party’s Confidential Information

(other than with respect to maintaining one (1) archival copy of such Confidential Information related thereto for its legal files, for the sole purpose of determining its obligations under this Agreement) and shall provide such Party with certification that all such Confidential Information have been destroyed or returned to such Party as appropriate; (c) the rights and obligations of the Parties and their respective Affiliates provided in Sections 3.11, 7.5.5, 10.2.5, 10.2.8, 12.1, 12.2, 12.3, 12.4, 12.5, 12.6, 12.7 and 14.2 and Articles 1 and 6 hereof shall survive such termination; and (d) except as expressly set forth in this Section 10.2.5 and Section 10.2.8 hereof, all other rights and obligations under this Agreement shall terminate. 10.2.6. Consequences of Terminations Under Sections 10.2.2. In the event of the termination of this Agreement by either Party pursuant to Sections 10.2.2: (a) The licenses granted to WCCI and its Affiliates pursuant to Section 7.2.1 and 7.2.2 hereof and the restrictions on Paratek and its Affiliates pursuant to Sections 3.8 and 7.1.1 shall immediately terminate. (b) WCCI shall be deemed to have granted to Paratek, as of the date of termination, an exclusive (even as to WCCI), worldwide, royalty-free license, with the right to sublicense, in the Field under the WCCI Program Technology, the WCCI Patent Rights as they pertain to WCCI Program Technology, WCCI’s interest in Joint Technology and Joint Patent Rights, and the Product Trademarks to develop, have developed, commercialize, make, have made, use, sell, have sold, offer for sale, distribute for sale, import and have imported those Lead Candidates and Products being Developed or Commercialized by WCCI as of the date of termination. (c) Each Party shall within thirty (30) days of the termination date, destroy, or at the other Party’s request return, all of such other Party’s Confidential Information (other than with respect to maintaining one (1) archival copy of such Confidential Information related thereto for its legal files, for the sole purpose of determining its obligations under this Agreement) and shall provide such other Party with certification that all such Confidential Information have been destroyed or returned to such other Party as appropriate. (d) WCCI shall, within thirty (30) days of the termination date, at the request of Paratek, assign (if assignable under its terms) to Paratek for no additional consideration (other than Paratek’s assumption of WCCI’s obligations) all of WCCI’s rights and obligations under any then-existing agreement with any Third Party that contains any sublicense to such Third Party of any of the rights licensed by Paratek to WCCI pursuant to this Agreement. Paratek shall indemnify and hold harmless WCCI against any and all Third Party claims, damages, losses, liabilities, costs and expenses arising out of events occurring after the assignment incurred or suffered by WCCI in connection with any such agreement assigned to Paratek pursuant to this Section 10.2.6(d) or in connection with any dispute between such Third Party and Paratek as a result of any action taken or not taken by Paratek. (e) If WCCI is manufacturing, or having manufactured, Lead Candidates or Products on the date of termination, (1) WCCI shall supply, or have supplied,

Paratek with those of such Lead Candidates or Products, as applicable, that Paratek may reasonably request until the earlier of (A) the date on which Paratek or its designee validates a manufacturing process for such Lead Candidates or Products, it being understood that Paratek shall use Commercially Reasonable Efforts to complete such validation as promptly as practicable and (B) the date that is thirty six (36) months following such termination, pursuant to a transition plan to be agreed upon by the Parties promptly following such termination, (2) Paratek shall pay WCCI [***], for the supply of Lead Candidate or Product, as applicable and (3) WCCI shall provide to Paratek or its designee all information in its possession with respect to the manufacture of Lead Candidate or Product, as applicable. Any and all costs and expenses that WCCI shall incur to Third Party contract manufacturers as a result of complying with the provisions of this Section 10.2.6(e) shall be paid by Paratek. WCCI shall have no liability or otherwise be responsible for any action taken or not taken by any Third Party contract manufacturer of WCCI or for any Lead Candidate or Products supplied by a Third Party pursuant to this Section 10.2.6(e). Paratek shall indemnify and hold harmless WCCI against any and all Third Party claims, damages, losses, liabilities, costs and expenses incurred or suffered by WCCI in connection with Lead Candidates or Products supplied pursuant to this Section 10.2.6(e) or any action taken or not taken by Paratek in connection with such Lead Candidates or Products. (f) Unless prohibited by any Regulatory Authority or under Applicable Laws, WCCI shall promptly (A) transfer to Paratek all of its right, title and interest in all Regulatory Filings and Regulatory Approvals then in its name for all Lead Candidates and Products identified as of the date of termination and all material aspects of Confidential Information Controlled by it as of the date of termination relating to such Regulatory Filings and Regulatory Approvals, (B) notify the appropriate Regulatory Authorities and take any other action reasonably necessary to effect such transfer of ownership, (C) deliver to Paratek all correspondence between WCCI and such Regulatory Authorities relating to such Regulatory Filings and Regulatory Approvals and (D) transfer control to Paratek of all clinical trials being conducted as of the date of termination which relate to the Products and continue to conduct such trials until the earlier of (Y) completion of the transfer and (Z) six (6) months from the termination effective date. Any and all costs and expenses that WCCI shall incur to third parties as a result of complying with the provisions of this Section 10.2.6(b)(vii) shall be paid by Paratek, and any and all internal costs and expenses that WCCI incurs in complying with its obligations under Clause D of this Section 10.2.6(e) shall be paid by Paratek. WCCI shall have no liability or otherwise be responsible for clinical trials that WCCI continues to conduct pursuant to this Section 10.2.6(e), and Paratek shall indemnify and hold harmless WCCI against any and all Third Party claims, damages, losses, liabilities, costs and expenses (“Trial Claims”) incurred or suffered by WCCI in connection with such clinical trial except to such extent the Trial Claims are attributable to WCCI’s gross negligence or willful misconduct. (g) the rights and obligations of the Parties and their respective Affiliates provided in Sections 3.11, 7.5.5, 10.2.6, 10.2.8, 12.1, 12.2, 12.3, 12.4, 12.5, 12.6, 12.7 and 14.2 and Articles 1 and 6 hereof shall survive such termination. (h) Except as expressly set forth in this Section 10.2.6 and Section 10.2.8 hereof, all other rights and obligations under this Agreement shall terminate.

10.2.7. Consequences of Terminations Under Sections 10.2.3 or 10.2.4. In the event of the termination of this Agreement by either Party pursuant to Sections 10.2.3 or 10.2.4: (a) If WCCI is the Party giving notice of termination, the following shall apply: (i) WCCI and its Affiliates shall continue to have the licenses granted pursuant to Section 7.2.1 hereof, subject to its continued payment of the applicable milestone and royalty payments with respect thereto as set forth in Sections 5.3.1 and 7.5.1 hereof, and the restrictions on Paratek and its Affiliates pursuant to Sections 3.8 and 7.1 shall remain in effect in accordance with the respective terms thereof; provided that if such termination is a result of a breach by Paratek of its obligations under Sections 3.8 or 7.1.1 then Paratek shall be deemed to have granted to WCCI as of such termination date an exclusive, fully paid up, perpetual, royalty- free license pursuant to Section 7.2.1 without further obligation to continue to make any milestone or royalty payments hereunder; (ii) all rights and licenses granted to Paratek and its Affiliates by WCCI and its Affiliates pursuant to this Agreement shall immediately terminate; (iii) Paratek shall within thirty (30) days of the termination date, destroy, or at WCCI’s request return, all of WCCI’s Confidential Information (other than with respect to maintaining one (1) archival copy of such Confidential Information related thereto for its legal files, for the sole purpose of determining its obligations under this Agreement) and any Proprietary Materials of WCCI, and shall provide WCCI with certification by an officer of Paratek that all such Confidential Information and Proprietary Materials have been destroyed or returned to WCCI, as appropriate; (iv) the rights and obligations of the Parties and their respective Affiliates provided in Sections 3.11, 7.5.5, 10.2.7, 10.2.8 12.1, 12.2, 12.3, 12.4, 12.5, 12.6, 12.7 and 14.2 and Articles 1 and 6 hereof shall survive such termination; and (v) except as expressly set forth in this Section 10.2.7(a) and Section 10.2.8 hereof, all other rights and obligations under this Agreement shall terminate. (b) If Paratek is the Party giving notice of termination, then the following shall apply: (i) The licenses granted to WCCI and its Affiliates pursuant to Sections 7.2.1 and 7.3.1 hereof and the restrictions on Paratek and its Affiliates pursuant to Sections 3.6.3 and 7.1.1 shall immediately terminate. (ii) WCCI shall be deemed to have granted to Paratek, as of the date of termination, an exclusive (even as to WCCI), worldwide, royalty-free license, with the right to sublicense, in the Field under the WCCI Program Technology, the WCCI Patent Rights as they pertain to WCCI Program Technology, WCCI’s interest in Joint Technology and Joint Patent Rights, and the Product Trademarks to develop, have developed, commercialize, make, have made, use, sell, have sold, offer for sale, distribute for sale, import and have imported those Lead

Candidates and Products being Developed or Commercialized by WCCI as of the date of termination. (iii) Each Party shall within thirty (30) days of the termination date, destroy, or at the other Party’s request return, all of such other Party’s Confidential Information (other than with respect to maintaining one (1) archival copy of such Confidential Information related thereto for its legal files, for the sole purpose of determining its obligations under this Agreement), and shall provide such other Party with certification that all such Confidential Information have been destroyed or returned to such other Party as appropriate. (iv) WCCI shall, within thirty (30) days of the termination date, at the request of Paratek, assign (if assignable under its terms) to Paratek for no additional consideration (other than Paratek’s assumption of WCCI’s obligations) all of WCCI’s rights and obligations under any then-existing agreement with any Third Party that contains any sublicense to such Third Party of any of the rights licensed by Paratek to WCCI pursuant to this Agreement. Paratek shall indemnify and hold harmless WCCI against any and all Third Party claims, damages, losses, liabilities, costs and expenses arising out of events occurring after the assignment incurred or suffered by WCCI in connection with any such agreement assigned to Paratek pursuant to this Section 10.2.7(b)(iv) or in connection with any dispute between such Third Party and Paratek as a result of any action taken or not taken by Paratek. (v) If WCCI is manufacturing, or having manufactured, Lead Candidates or Products on the date of termination, (1) WCCI shall supply, or have supplied, Paratek with those of such Lead Candidates or Products, as applicable, that Paratek may reasonably request until the earlier of (A) the date on which Paratek or its designee validates a manufacturing process for such Lead Candidates or Products, it being understood that Paratek shall use Commercially Reasonable Efforts to complete such validation as promptly as practicable and (B) the date that is thirty six (36) months following such termination, pursuant to a transition plan to be agreed upon by the Parties promptly following such termination, (2) Paratek shall pay WCCI [***], for the supply of Lead Candidate or Product, as applicable and (3) WCCI shall provide to Paratek or its designee all information in its possession with respect to the manufacture of Lead Candidate or Product, as applicable. Any and all costs and expenses that WCCI shall incur to Third Party contract manufacturers as a result of complying with the provisions of this Section 10.2.7(b)(v) shall be paid by Paratek. WCCI shall have no liability or otherwise be responsible for any action taken or not taken by any Third Party contract manufacturer of WCCI or for any Lead Candidate or Products supplied by a Third Party pursuant to this Section 10.2.7(b)(v). Paratek shall indemnify and hold harmless WCCI against any and all Third Party claims, damages, losses, liabilities, costs and expenses incurred or suffered by WCCI in connection with Lead Candidates or Products supplied pursuant to this Section 10.2.7(b)(v) or any action taken or not taken by Paratek in connection with such Lead Candidates or Products. (vi) Unless prohibited by any Regulatory Authority or under Applicable Laws, WCCI shall promptly (A) transfer to Paratek all of its right, title and interest in all Regulatory Filings and Regulatory Approvals then in its name for all Lead Candidates and Products identified as of the date of termination and all material aspects of Confidential Information Controlled by it as of the date of termination relating to such Regulatory Filings and Regulatory Approvals, (B) notify the appropriate Regulatory Authorities and take any other action reasonably necessary to effect such transfer of ownership, (C) deliver to Paratek all correspondence between WCCI and such Regulatory Authorities relating to such Regulatory Filings and Regulatory Approvals and (D) transfer control to Paratek of all clinical trials being conducted as of the date of termination which relate to the Products and continue to conduct such trials until the earlier of (Y) completion of the transfer and (Z) six (6) months from the termination effective date. Any and all costs and expenses that WCCI shall incur to third parties as a result of complying with the provisions of this Section 10.2.7(b)(vii) shall be paid by Paratek, and any and all internal costs and expenses that WCCI incurs in complying with its obligations under Clause D of this Section 10.2.7(b)(vii) shall be paid by Paratek. WCCI shall have no liability or otherwise be responsible for clinical trials that WCCI continues to conduct pursuant to this Section 10.2.7(b)(vii), and Paratek shall indemnify and hold harmless WCCI against any and all Trial Claims incurred or suffered by WCCI in connection with such clinical trial except to such extent the Trial Claims are attributable to WCCI’s gross negligence or willful misconduct. (vii) the rights and obligations of the Parties and their respective Affiliates provided in Sections 3.11, 7.5.5, 10.2.7, 10.2.8, 12.1, 12.2, 12.3, 12.4, 12.5, 12.6, 12.7 and 14.2 and Articles 1 and 6 hereof shall survive such termination. (viii) Except as expressly set forth in this Section 10.2.7(b) and Section 10.2.8 hereof, all other rights and obligations under this Agreement shall terminate. 10.2.8. No Impairment of Accrued or Matured Claims. Termination or expiration of this Agreement for any reason shall be without prejudice to any claim either Party may have against the other Party, either at law or in equity that was accrued or matured prior to such termination or expiration. ARTICLE 11 : REPRESENTATIONS AND WARRANTIES 11.1. Representations and Warranties of Both Parties. Paratek and WCCI each represents and warrants to the other, as of the Effective Date, as follows: 11.1.1. Tufts License Agreement. As of the Effective Date, the Tufts License Agreement is in full force and effect and Paratek is not in breach or default in the performance of its obligations under the Tufts License Agreement. To the knowledge of Paratek, there has been no breach, default or non-compliance of Paratek under the terms of the Tufts License Agreement. There have been no amendments or other modification to the Tufts License Agreement, except as have been disclosed to WCCI in writing. Paratek has the requisite right under the Tufts License Agreement to grant to WCCI a sublicense of Paratek’s rights under the Tufts License Agreement and to grant to WCCI the licenses under Section 7.3 of this Agreement with respect to all of the intellectual property rights of Tufts licensed to Paratek pursuant to the Tufts License Agreement. 11.1.2. Litigation. As of the Effective Date, there is no litigation pending or, to the knowledge of Paratek, threatened, against Paratek with respect to Paratek Patent Rights existing as of the Effective Date. 11.2. Additional Representations and Warranties of WCCI. WCCI represents and warrants to Paratek as follows:

11.2.1. No Infringement. As of the Effective Date, to the knowledge of WCCI, the use of WCCI Technology in connection with the Backup Compound Research Program and in the manner contemplated under this Agreement does not infringe the intellectual property rights of any Third Party. 11.2.2. Litigation. As of the Effective Date, there is no litigation pending or, to the knowledge of WCCI, threatened, against WCCI with respect to WCCI Patent Rights existing as of the Effective Date that WCCI uses in the conduct of the Development. ARTICLE 12 : INDEMNIFICATION 12.1. Indemnification of WCCI by Paratek. Subject to the provisions of this Article 12, Paratek shall indemnify, defend and hold harmless WCCI and its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the “WCCI Indemnitees”), against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) (collectively, “Losses”) incurred by or imposed upon the WCCI Indemnitees, or any one of them, in connection with any claims, suits, actions, demands or judgments of Third Parties or Affiliates of Paratek, including without limitation personal injury and product liability matters and claims of suppliers and Paratek employees (except in cases where such claims, suits, actions, demands or judgments result from a breach of this Agreement, or negligence or willful misconduct, on the part of WCCI or its Affiliates or any of their respective employees, agents, contractors and Sublicensees) arising out of (a) any actions of Paratek or its Affiliates or any of their respective employees, agents, contractors and sublicensees in the performance of the Backup Compound Research Program or the Development Plan, (b) the breach of any representation or warranty of Paratek under Article 11 hereof, or (c) the breach of any covenant, agreement or obligation of Paratek under this Agreement. 12.2. Indemnification of Paratek by WCCI. Subject to the provisions of this Article 12, WCCI shall indemnify, defend and hold harmless Paratek and its Affiliates and their respective directors, officers, employees, agents, contractors and their respective successors, heirs and assigns (the “Paratek Indemnitees”), against any Losses incurred by or imposed upon the Paratek Indemnitees, or any one of them, in connection with any claims, suits, actions, demands or judgments of Third Parties or Affiliates of WCCI, including without limitation personal injury and product liability matters and claims of suppliers and WCCI employees (except in cases where such claims, suits, actions, demands or judgments result from a breach of this Agreement, or negligence or willful misconduct, on the part of Paratek or its Affiliates or any of their respective employees, agents, contractors and sublicensees), arising out of (a) any actions of WCCI or its Affiliates or any of their respective employees, agents, contractors and Sublicensees in the performance of the Backup Compound Research Program or the Development or Commercialization of Lead Candidates or Products, (b) the breach of any representation or warranty of WCCI under Article 11 hereof, (c) the breach of any covenant, agreement or obligation of WCCI under this Agreement, (d) the Development, testing, production, manufacture, promotion, import, Commercialization or use by WCCI or any of its Affiliates or Sublicensees of any Product which is manufactured or sold by WCCI or by an Affiliate, Sublicensee, distributor or agent of WCCI (other than Paratek or its Affiliates, contractors, agents or sublicensees), or (e) the use of any Product referred to in the foregoing clause (d) by any end-user customer that acquires such Product directly or indirectly from WCCI or any Affiliate, Sublicensee, distributor or agent of WCCI (other than Paratek or its

Affiliates, contractors, agents or sublicensees). Notwithstanding anything express or implied in the foregoing provisions of this Section 12.2, WCCI shall not indemnify any of the Paratek Indemnitees from any Losses incurred by or imposed upon the Paratek Indemnitees, or any one of them, in connection with any claims, suits, actions, demands or judgments of Third Parties or Affiliates of Paratek asserting that the use of the Paratek Technology or the practice of the licenses granted by Paratek under the Paratek Patent Rights and/or the Paratek Technology hereunder, or any portion thereof, in accordance with the terms and conditions of this Agreement, infringe the Technology or intellectual property rights of Third Parties or Affiliates of Paratek. 12.3. Conditions to Indemnification. A Paratek Indemnitee or a WCCI Indemnitee, as applicable, seeking indemnification under this Article 12 (the “Indemnified Party”) shall give prompt notice of the claim to the WCCI or Paratek as the applicable indemnifying party (the “Indemnifying Party”). Provided that the Indemnifying Party is not contesting the indemnity obligation, the Indemnified Party shall (a) permit the Indemnifying Party to control and dispose of any such claims, actions, suits or demands relating to such claim (except for claims, actions, suits or demands subject to the provisions of Section 9.2.2 to the extent that Section 9.2.2 otherwise provides); provided, that, the Indemnifying Party shall act reasonably and in good faith with respect to all matters relating to the settlement or disposition of any claim as the settlement or disposition relates to Parties being indemnified under this Article 12 and provided, further, that the Indemnifying Party shall not settle or otherwise resolve any claim without prior notice to the Indemnified Party and the consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed); and (b) cooperate with the Indemnifying Party in its defense of any claim for which indemnification is sought under this Article 12. The Indemnified Party shall have the right to participate in all legal proceedings, at the Indemnified Party’s sole cost and expense, giving rise to the right of indemnification. 12.4. Contribution. In the event that there is a claim from a Third Party against either or both Parties with respect to any matter as to which each Party has an indemnification obligation to the other Party pursuant to Section 12.1 or Section 12.2, as applicable, then, in lieu of the indemnification provisions of Section 12.1 and 12.2 hereof, either Party shall have a right of contribution against the other Party or both Parties shall have a right of contribution against each other such that the Losses incurred and suffered by both Parties and their respective Affiliates in connection with the matter that is subject to such Third Party claim are shared by both Parties in proportion to the degree of fault of the Parties and their respective Affiliates in causing or giving rise to such matter. 12.5. Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY NOR SUCH PARTY’S AFFILIATES MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING. 12.6. Limited Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARATEK NOR WCCI WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT,

NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES. FOR PURPOSES OF THIS SECTION 12.6, IT IS HEREBY UNDERSTOOD AND AGREED THAT ANY INDEMNIFICATION OR CONTRIBUTION CLAIM BY EITHER PARTY AGAINST THE OTHER PARTY UNDER SECTION 12.1, SECTION 12.2 OR SECTION 12.4, AS APPLICABLE, WITH RESPECT TO AMOUNTS OWED, PAID OR REQUIRED TO BE PAID BY AN INDEMNIFIED PARTY TO A THIRD PARTY SHALL NOT BE LIMITED BY VIRTUE OF THIS SECTION 12.6. 12.7. TUFTS DISCLAIMER. EACH OF THE PARTIES ACKNOWLEDGES THAT TUFTS MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PURPOSE), AND ASSUMES NO RESPONSIBILITIES WHATSOEVER, WITH RESPECT TO THE PATENTS OR TECHNOLOGY OR THE USE THEREOF, OR THE MANUFACTURE, POSSESSION, USE, MARKETING, SALE, OR OTHER DISPOSITION BY TUFTS, THE PARTIES, OR ANYONE ELSE, OF LICENSED PRODUCT(S) OR ANY OTHER PRODUCTS OF SERVICES (INCLUDING, WITHOUT LIMITATION, PRODUCTS MADE BY TUFTS, AND TUFTS SERVICES, THAT ARE OR WERE FURNISHED TO A PARTY AT ANY TIME BEFORE, ON, OR AFTER THE EFFECTIVE DATE), EXCEPT ONLY AS EXPRESSLY STATED BELOW IN THIS SECTION 12.7. Without limitation of the foregoing generality, nothing contained herein or in any disclosure of the Patents or Technology (as the terms “Patent Rights” and “Technology” are defined in the Tufts License Agreement) made by or on behalf of Tufts shall be construed as extending any representation or warranty with respect to the Patents or Technology or Products or the results to be obtained by the use of the Patents or Technology or any Products, or that anything made, used, or sold by use of the Patents or Technology or any part thereof, alone or in combination, will be free from infringement of patents of third parties. TUFTS SHALL NOT BE LIABLE TO EITHER PARTY, ITS SUBSIDIARIES, ITS SUBLICENSEES, OR ANY OTHER PARTY, REGARDLESS OF THE FORM OR THEORY OF ACTION (WHETHER CONTRACT, TORT, INCLUDING NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE), FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR OTHER EXTRAORDINARY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, PATENTS, THE TECHNOLOGY, THE PRODUCTS, OR ANY PRODUCTS OR SERVICES FURNISHED OR NOT FURNISHED BY TUFTS, EVEN IF TUFTS HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. 12.8. Insurance. 12.8.1. Clinical Trial Liability. Paratek and WCCI hereby agree that, if required in order for Paratek to comply with its obligations under the Tufts License Agreement, not later than thirty (30) days prior to WCCI’s commencement of any human clinical trial, if at all, of a Product and at all times thereafter until the expiration of all applicable statutes of limitation pertaining to such trial (whether same occurs or exists during or after the existence of the Tufts License Agreement or during or after the License Period as defined in the Tufts License Agreement), WCCI will, at its own expense, obtain and maintain in full force and effect an insurance program consisting of a combination of a self-insurance and third party insurance coverage as further described below, protecting WCCI, Tufts and Paratek against all claims, suits, obligations, liabilities and damages, based upon or arising out of actual or alleged bodily injury, personal injury, death or any other damage to or loss of persons or property caused by WCCI’s activities in the conduct of such clinical trial. WCCI’s third party insurance coverage portion of such insurance program shall consist of a comprehensive general liability insurance policy or policies that include coverage of clinical trial liability. Such insurance policy or policies shall be issued by companies rated by A. M.. Best as A VIII or better (or other companies acceptable to Tufts), shall name each of Tufts and Paratek as an additional named insured, shall have limits of [***] dollars ($[***]) in the aggregate for all covered claims, shall be non-cancelable except upon thirty (30) days prior written notice to each of Tufts and Paratek and shall provide for coverage only in excess of the limits of WCCI’s self-insurance program and shall provide that as to any loss covered by such policy or policies and also by any policies obtained by any additional named insured under WCCI’s policies, WCCI’s policies shall provide primary coverage for such additional named insured and such additional named insured’s policies shall be considered excess coverage for such additional named insured. Notwithstanding anything express or implied in the foregoing provisions of this Section 12.8.1 to the contrary, the rights of Tufts under this Section 12.8.1 shall only be applicable in the case that WCCI commences a human clinical trial of a Product that is a Licensed Product (as “Licensed Product” is defined in the Tufts License Agreement). 12.8.2. Product Liability. Paratek and WCCI hereby agree that, if required in order for Paratek to comply with its obligations under the Tufts License Agreement, not later than thirty (30) days before WCCI shall make, use, or sell, on a commercial basis, a Licensed Product (as “Licensed Product” is defined in the Tufts License Agreement) and at all times thereafter until the expiration of all applicable statutes of limitation pertaining to any such manufacture, marketing, possession, use, sale or other disposition of a Licensed Product (whether same occurs or exists during or after the existence of the Tufts License Agreement or during or after the License Period as defined in the Tufts License Agreement) by WCCI, WCCI will, at its expense, obtain and maintain in full force and effect Third Party insurance coverage consisting of a combination of a self-insurance and third party insurance coverage as further described below protecting WCCI and Tufts against all claims, suits, obligations, liabilities and damages, based upon or arising out of actual or alleged bodily injury, personal injury, death or any other damage to or loss of persons or property caused by any such manufacture, marketing, possession, use, sale, or other disposition. WCCI’s third party insurance coverage portion of such insurance program, shall consist of a comprehensive general liability insurance policy or policies that include coverage of product liability. Such insurance coverage shall consist of a comprehensive general liability insurance policy or policies that include coverage of product liability. Such insurance policy or policies shall be issued by companies rated by A. M. Best as A VIII or better (or other companies acceptable to Tufts), shall name Tufts as an additional named insured, shall have limits of [***] dollars ($[***]) in the aggregate for all covered claims, shall be non-cancelable except upon thirty (30) days prior written notice to Tufts, and shall provide that as to any loss covered thereby and also by any policies obtained by Tufts itself, WCCI’s policies shall provide primary coverage for Tufts and Tufts’ policies shall be considered excess coverage for Tufts. ARTICLE 13 : DISPUTE RESOLUTION 13.1. Dispute Resolution.

13.1.1. Escalation to Executive Officers. In the event of any dispute arising between the Parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either Party and such Party’s Affiliates, then such dispute shall be escalated to the respective Executive Officers of the Parties for resolution. If the Executive Officers cannot resolve such dispute within thirty (30) days, then, except as otherwise set forth herein, such dispute shall be resolved by binding arbitration as set forth in Section 13.1.2 below. 13.1.2. Arbitration. Binding arbitration shall occur under the then current Rules for Non-Administered Arbitration and supervision of the American Arbitration Association (the “AAA”), except as otherwise provided herein. If the dispute involves a claim for money in the amount of $[***] ([***] dollars) or less and does not involve any claims relating to ownership, use, or disclosure of intellectual property (other than a claim of unlawful ownership, use or disclosure of intellectual property arising solely from a failure to pay a license fee or royalty), the arbitration shall be before a single neutral arbitrator whom WCCI and Paratek shall select from a panel of persons knowledgeable in the field of drug and pharmaceuticals development and distribution; otherwise, the arbitration shall be before three arbitrators, one selected by WCCI, one selected by Paratek, and the third selected by the two arbitrators selected. Within thirty (30) days after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within thirty (30) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA. In the event the arbitrators seek the guidance of the law of any jurisdiction, the laws of the State of New York shall govern. All arbitration proceedings will take place in New York, New York. Either Party may apply to the arbitrators for interim injunctive relief until the arbitration decision is rendered or the dispute is otherwise resolved. Either Party also may, without waiving any right or remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending resolution of the dispute pursuant to this Section 13.1.2. The arbitrator or arbitrators shall not have the power to award punitive or exemplary damages. The decision and award of the arbitrator or arbitrators shall be final and binding and the award rendered may be entered in any court having jurisdiction. WCCI and Paratek shall each pay its own attorney’s fees associated with the arbitration, and shall pay the other costs and expenses of the arbitration as the rules of the AAA provide. The arbitrators shall make their decision known to both Parties as quickly as possible by delivering written notice of their decision to both Parties. The Parties shall agree in writing to comply with the proposal selected by the arbitration panel within five (5) days of receipt of notice of such selection. The decision of the arbitrators shall be final and binding on the Parties, and specific performance may be ordered by any court of competent jurisdiction. Notwithstanding the provisions of Section 13.1.1 hereof or this 13.1.2, Paratek and WCCI may each petition a court of law for injunctive relief to protect its respective intellectual property or confidential information. ARTICLE 14 : MISCELLANEOUS 14.1. Notices. All notices and communications shall be in writing mailed via certified mail, return receipt requested, courier, or facsimile transmission addressed as follows, or to such other address as may be designated from time to time: If to WCCI: If to Paratek:

Warner Chilcott Company Inc. Paratek Pharmaceuticals, Inc. PO Box 1005 75 Kneeland Street Fajardo, Puerto Rico 00738 Boston, MA 02111 Attn: Director, Business Management Attn: Chief Executive Officer Fax: (787) 863 5355 Fax: (617) 275-0039 With a copy to: With a copy to: Warner Chilcott (US), Inc. Mintz, Levin, Cohn, Ferris, Glovsky 100 Enterprise Dr. and Popeo, PC Rockaway, NJ 07866 One Financial Center Attn: General Counsel Boston, Massachusetts 02111 Fax: (973) 443 3310 Attention: Jeffrey M. Wiesen, Esq. Tel: (617) 542-6000 Fax: (617) 542-2241 Except as otherwise expressly provided in this Agreement or in writing by both Parties, any notice, communication or payment required to be given or made shall be deemed given or made and effective (i) when delivered personally; (ii) when delivered by telex or telecopy (if not a payment); or (iii) when received if sent by overnight express or mailed by certified, registered or regular mail, postage prepaid, addressed to parties at their address stated above, or to such other address as such Party may designate by written notice in accordance with accordance with the provisions of this Section 14.1. 14.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York, without regard to the application of principles of conflicts of law. 14.3. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns. 14.4. Headings. Article, section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement. 14.5. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original. 14.6. Amendment; Waiver. Except as otherwise expressly provided in this Agreement in connection with the amendment, modification or updating from time to time of certain Exhibits and Schedules to this Agreement, this Agreement may be amended, modified, superseded or cancelled, and any of the terms may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. The delay or failure of any Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

14.7. No Third Party Beneficiaries. Except as set forth in Sections 7.4 and 12.7 hereof with respect to Tufts and with respect to the WCCI Indemnitees and the Paratek Indemnitees, no Third Party, including any employee of any Party to this Agreement, shall have or acquire any rights by reason of this Agreement. 14.8. Purposes and Scope. Nothing in this Agreement shall be construed (a) to create or imply a general partnership between the Parties, (b) to make either Party the agent of the other for any purpose, (c) to alter, amend, supersede or vitiate any other arrangements between the Parties with respect to any subject matters not covered hereunder, (d) to give either Party the right to bind the other Party or such other Party’s Affiliates, (e) to create any duties or obligations between the Parties except as expressly set forth herein, or (f) to grant any direct or implied licenses or any other right other than as expressly set forth herein. 14.9. Assignment and Successors. Neither this Agreement nor any obligation of a Party hereunder may be assigned by either Party without the consent of the other which shall not be unreasonably withheld, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, (i) to any of its Affiliates or (ii) to any purchaser of all of its assets and/or all of its assets to which this Agreement relates or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporation (an “Acquiror”); provided, however, that in the case of any Affiliate of a Party, such Affiliate shall be bound by all of the terms and provisions of this Agreement that apply to the rights or obligations assigned to such Affiliate, all to the same extent that the assigning Party is bound, and in the case of any such Acquiror, such Acquiror shall execute a written instrument for the benefit of the non-assigning Party agreeing to become bound by all of the terms and provisions of this Agreement to the same extent that the assigning or selling Party is bound. Whenever any provision of this Agreement expressly provides that any Affiliate or Affiliates of a Party shall be entitled to enjoy any right under this Agreement or shall be burdened or required to be burdened by any obligation under this Agreement, then such Affiliate or Affiliates shall be deemed and treated as permitted assignees of such Party with respect to such right, to the extent that such Affiliate or Affiliates shall actually exercise such right, and shall be deemed and treated as permitted assignees of such Party with respect to such obligation, in either case without any assignment or assumption agreement or any other act being required to be taken by such Party or such Affiliate or Affiliates to evidence the assignment of such right or obligation, as the case may be. Each Party shall be responsible and liable to the other Party for any failure by any Affiliate of such Party to perform any obligation that is expressly provided by the terms of this Agreement to be performed by such Affiliate. Any permitted assignment under this Section 14.9 shall not operate as a release or discharge of any obligations of the assigning Party under this Agreement, and each Party shall be responsible and liable to the other Party for any failure by any permitted assignee of such Party to perform any obligation under this Agreement that has been assigned or deemed to be assigned by such Party to such permitted assignee. Nothing in this Section 14.9 shall be construed to limit in any way the right to grant sublicenses in accordance with the provisions of Section 7.3.4 hereof. 14.10. Force Majeure. Neither WCCI nor Paratek shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to a Force Majeure. In event of such Force Majeure event, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder. 14.11. Interpretation. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to both Parties and their respective Affiliates and not in a favor of or against either Party or such Party’s Affiliates, regardless of which Party was generally responsible for the preparation of this Agreement. 14.12. Integration; Severability. This Agreement is the sole agreement with respect to the subject matter hereof and supersede all other agreements and understandings between the Parties with respect to the same. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) that, insofar as practical, implement the purposes of this Agreement. 14.13. Further Assurances. Each of Paratek and WCCI agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, that may be necessary or as the other Party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement. [Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives. PARATEK PHARMACEUTICALS, INC. By: /s/ Thomas J. Bigger Name: Thomas J. Bigger Title: President and CEO WARNER CHILCOTT COMPANY, INC. By: /s/ Anthony D. Bruno Name: Anthony D. Bruno Title: Executive Vice President

Exhibit A Development Plan Exhibit A-1

[***] Exhibit A pg. 1 of 9

[***] Exhibit A pg. 2 of 9

[***] Exhibit A pg. 3 of 9

[***] Exhibit A pg. 4 of 9

[***] Exhibit A pg. 5 of 9

[***] Exhibit A pg. 6 of 9

[***] Exhibit A pg. 7 of 9

[***] Exhibit A pg. 8 of 9

[***] Exhibit A pg. 9 of 9

Exhibit B Tufts License Agreement [Filed as Exhibit 10.14 with the SEC on March 29, 2021] Exhibit B-1

Schedule 1 Lead Candidate List Schedule 1-1

[***] Schedule 1 pg. 1 of 1

Schedule 2 Backup Compound List Schedule 2-1

[***] Schedule 2 pg. 1 of 2

[***] Schedule 2 pg. 2 of 2

Schedule 3 Joint Press Release Schedule 3-1

Warner Chilcott and Paratek Pharmaceuticals Sign Collaboration Agreement for Novel, Narrow-Spectrum Agents for Acne and Rosacea FAJARDO, Puerto Rico and BOSTON, Mass., July 9, 2007 - Warner Chilcott Company, Inc. and Paratek Pharmaceuticals, Inc. announced today that the two companies have entered into an exclusive license agreement for the development and commercialization of novel, narrow- spectrum tetracyclines for the treatment of acne and rosacea. Tetracycline antibiotics are the leading approved systemic treatments of moderate to severe inflammatory acne. Discovered decades ago as broad-spectrum systemic antibiotics, tetracyclines have been shown to be potent anti-acne agents. Paratek has utilized its expertise in chemistry to develop novel narrow-spectrum antibacterial tetracyclines with improved anti- inflammatory activity, tolerability and other properties for the next generation treatment of acne and rosacea. These compounds represent the first tetracycline-derived new molecular entities ever to be synthesized specifically as improved therapeutics for dermatologic diseases. “We look forward to a productive collaboration with Paratek as we work together to progress Paratek’s novel tetracycline products through the development process and into commercialization” said Roger Boissonneault, Chief Executive Officer and President of Warner Chilcott. “We are pleased to announce our collaboration with Warner Chilcott, a proven leader in the development and commercialization of dermatology products,” said Stuart B. Levy, M.D., Co-founder and Chief Scientific Officer of Paratek Pharmaceuticals. “For years, dermatologists have sought therapies with a more targeted spectrum of activity. While effective, currently marketed tetracyclines possess antibacterial activity against a broad number of organisms not associated with acne or rosacea, which can lead to adverse consequences such as resistance development among life-threatening bacteria and persistent side effects. Paratek’s proprietary compounds have been designed to circumvent these issues by better targeting the causative bacteria and retaining potent anti-inflammatory properties.” Under the terms of the agreement, Warner Chilcott will assume responsibility for clinical development of the tetracycline derivative products and will have exclusive rights to market the products in the United States. Paratek received an up-front payment and will be eligible to receive additional payments upon achievement of certain development and regulatory approval milestones. Warner Chilcott will pay a royalty to Paratek on sales of any product under the agreement. The leading candidate under the agreement is in preclinical development and expected to enter clinical development in 2008. Warner Chilcott Company Inc. is a subsidiary of Warner Chilcott Limited (Nasdaq: WCRX). About Warner Chilcott Warner Chilcott is a specialty pharmaceutical company focused on developing, manufacturing, marketing and selling branded prescription pharmaceutical products in women’s healthcare and dermatology in the United States. Read more on www.warnerchilcott.com. About Paratek Pharmaceuticals Paratek Pharmaceuticals, Inc. is engaged in the discovery and commercialization of new therapeutics that treat serious and life-threatening diseases, with a particular focus on the growing worldwide problem of antibiotic resistance. Paratek is advancing novel compounds that can circumvent or block bacterial resistance involving technology initially developed by Paratek co-founder Dr. Stuart Levy’s laboratory at Tufts University School of Medicine, and licensed by Paratek. In addition to its tetracycline-derived antibacterials, Paratek is developing small molecule drugs that can prevent infection by interfering with Multiple Adaptational Response (MAR) mechanisms in bacteria. Outside the antibacterial therapeutic area, Paratek has also established an effort to exploit its novel tetracycline derivatives and their unique mechanism of action in selected anti- inflammatory and neurodegenerative conditions. Paratek has an active chemical synthesis effort to produce novel and diverse small molecules, with the goal of developing non-antibacterial compounds with improved activity in serious inflammatory and neurodegenerative diseases based upon a growing body of clinical and basic research supporting this approach. Paratek is privately held and headquartered in Boston, Massachusetts, USA. For more information, visit Paratek’s website at http://www.paratekpharm.com/. Warner Chilcott’s Forward-Looking Statements

This press release contains forward-looking statements, including statements concerning our product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward- looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward- looking statements: our substantial, indebtedness; competitive factors in the industry in which we operate; our ability to protect our intellectual property; a delay in qualifying our manufacturing facility to produce our products or production or regulatory problems with either third party manufacturers upon whom we rely for some of our products or our own manufacturing facility; pricing pressures from reimbursement policies of private managed care organizations and other third party payors, government sponsored health systems, the continued consolidation of the distribution network through which we sell our products, including wholesale drug distributors and the growth of large retail drug store chains; the loss of key senior management or scientific staff; an increase in litigation, including product liability claims and patent litigation; government regulation affecting the development, manufacture, marketing and sale of pharmaceutical products, including our ability and the ability of companies with whom we do business to obtain necessary regulatory approvals; our ability to successfully complete the implementation of a company-wide enterprise resource planning system without disrupting our business; our ability to manage the growth of our business by successfully identifying, developing, acquiring or licensing and marketing new products, obtain regulatory approval and customer acceptance of those products, and continued customer acceptance of our existing products; and other risks detailed from time-to-time in our annual report for 2006 filed with the Securities and Exchange Commission on Form 10-K, our financial statements and other investor communications.

We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law. # # # Warner Chilcott Limited Paratek Pharmaceuticals, Inc. Rochelle Fuhrmann Kate Boxmeyer Director, Investor Relations Director of Finance +1-973-442-3200 +1-617-275-0040 ext. 238 rfuhrmann@wcrx.com kboxmever@paratekpharm.com